                          THIRD AMENDED AND RESTATED

                               CREDIT AGREEMENT

                                     AMONG

                            CORESTATES BANK, N.A.,
                   AS ADMINISTRATIVE AGENT AND AS AN AGENT

                        TORONTO DOMINION (TEXAS), INC.,
                    AS DOCUMENTATION AGENT AND AS AN AGENT,

                          NATIONSBANK OF TEXAS, N.A.,
                     AS SYNDICATION AGENT AND AS AN AGENT,

                THE MANAGING AGENTS AND CO-AGENTS DEFINED HEREIN,

                                     AND

                               LENDERS LISTED
                       ON SCHEDULE 2.1 ATTACHED HERETO

                       (COLLECTIVELY, THE "LENDERS"),

                                     AND

                           DOBSON OPERATING COMPANY
                                 ("BORROWER")



                                MARCH 25, 1998

                               TABLE OF CONTENTS

                                                                   PAGE

SECTION 1 DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . .   2
          1.1  Definitions . . . . . . . . . . . . . . . . . . . .   2
          1.2  Rules of Construction . . . . . . . . . . . . . . .  21

SECTION 2 REVOLVING CREDIT COMMITMENT. . . . . . . . . . . . . . .  22
          2.1  The Facility. . . . . . . . . . . . . . . . . . . .  22
          2.2  Promissory Note . . . . . . . . . . . . . . . . . .  22
          2.3  Lenders' Commitment . . . . . . . . . . . . . . . .  23
          2.4  Use of Proceeds . . . . . . . . . . . . . . . . . .  23
          2.5  Reductions in Commitment. . . . . . . . . . . . . .  23
          2.6  Interest. . . . . . . . . . . . . . . . . . . . . .  24
          2.7  Advances. . . . . . . . . . . . . . . . . . . . . .  26
          2.8  Reduction and Termination of Commitment . . . . . .  27
          2.9  Prepayment; Repayment . . . . . . . . . . . . . . .  27
          2.10 Payments. . . . . . . . . . . . . . . . . . . . . .  28
          2.11 Commitment Fee. . . . . . . . . . . . . . . . . . .  28
          2.12 Order of Application. . . . . . . . . . . . . . . .  28
          2.13 Administrative Fees . . . . . . . . . . . . . . . .  29

SECTION 3 LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . .  29
          3.1  Availability of Credits . . . . . . . . . . . . . .  29
          3.2  Lender Participation in Letter of Credit
                Subfacility. . . . . . . . . . . . . . . . . . . .  29
          3.3  Commitment Availability . . . . . . . . . . . . . .  31
          3.4  Approval and Issuance . . . . . . . . . . . . . . .  31
          3.5  Obligations of Borrower . . . . . . . . . . . . . .  31
          3.6  Payment by Lenders on Letters of Credit . . . . . .  32
          3.7  Collateral Security . . . . . . . . . . . . . . . .  33
          3.8  Canceled Letters of Credit. . . . . . . . . . . . .  34
          3.9  General Terms of Credits. . . . . . . . . . . . . .  34

SECTION 4 CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . .  35
          4.1  Increased Cost and Reduced Return . . . . . . . . .  35
          4.2  Limitation on Types of Loans. . . . . . . . . . . .  37
          4.3  Illegality. . . . . . . . . . . . . . . . . . . . .  37
          4.4  Treatment of Affected Loans . . . . . . . . . . . .  37
          4.5  Compensation. . . . . . . . . . . . . . . . . . . .  38
          4.6  Taxes . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 5 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  40
          5.1  Organization and Good Standing. . . . . . . . . . .  40
          5.2  Power and Authority; Validity of Agreement. . . . .  40
          5.3  No Violation of Laws or Agreements. . . . . . . . .  40
          5.4  Material Contracts. . . . . . . . . . . . . . . . .  40

                                                     THIRD AMENDED AND
                                             RESTATED CREDIT AGREEMENT

          5.5  Compliance. . . . . . . . . . . . . . . . . . . . .  40
          5.6  Litigation. . . . . . . . . . . . . . . . . . . . .  41
          5.7  Title to Assets . . . . . . . . . . . . . . . . . .  41
          5.8  Capital Stock/Partnership Interests . . . . . . . .  41
          5.9  Accuracy of Information; Full Disclosure. . . . . .  41
          5.10 Taxes and Assessments . . . . . . . . . . . . . . .  42
          5.11 Indebtedness. . . . . . . . . . . . . . . . . . . .  42
          5.12 Management Agreements . . . . . . . . . . . . . . .  42
          5.13 Investments . . . . . . . . . . . . . . . . . . . .  42
          5.14 ERISA . . . . . . . . . . . . . . . . . . . . . . .  42
          5.15 Permitted Acquisitions. . . . . . . . . . . . . . .  43
          5.16 Fees and Commissions. . . . . . . . . . . . . . . .  43
          5.17 No Extension of Credit for Securities . . . . . . .  44
          5.18 Perfection of Security Interests. . . . . . . . . .  44
          5.19 Hazardous Wastes, Substances and Petroleum
                Products . . . . . . . . . . . . . . . . . . . . .  44
          5.20 Solvency. . . . . . . . . . . . . . . . . . . . . .  44
          5.21 Wireline Spinoff. . . . . . . . . . . . . . . . . .  45

SECTION 6 SECURITY; GUARANTIES . . . . . . . . . . . . . . . . . .  45
          6.1  Collateral. . . . . . . . . . . . . . . . . . . . .  45
          6.2  Communications Pledge . . . . . . . . . . . . . . .  47
          6.3  Guaranties. . . . . . . . . . . . . . . . . . . . .  47
          6.4  Future Liens. . . . . . . . . . . . . . . . . . . .  47
          6.5  Release of Collateral . . . . . . . . . . . . . . .  47
          6.6  Negative Pledge . . . . . . . . . . . . . . . . . .  48
          6.7  Control; Limitation of Rights . . . . . . . . . . .  49

SECTION 7 CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . .  49
          7.1  First Advance . . . . . . . . . . . . . . . . . . .  49
          7.2  Permitted Acquisitions. . . . . . . . . . . . . . .  52
          7.3  Subsequent Advances . . . . . . . . . . . . . . . .  52
          7.4  Additional Condition to Lenders' Obligations. . . .  52

SECTION 8 AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . .  53
          8.1  Existence and Good Standing . . . . . . . . . . . .  53
          8.2  Quarterly Financial Statements. . . . . . . . . . .  53
          8.3  Annual Financial Statements . . . . . . . . . . . .  53
          8.4  Other Information . . . . . . . . . . . . . . . . .  53
          8.5  Budget and Management Reports . . . . . . . . . . .  54
          8.6  Books and Records . . . . . . . . . . . . . . . . .  54
          8.7  Insurance . . . . . . . . . . . . . . . . . . . . .  54
          8.8  Litigation; Event of Default. . . . . . . . . . . .  54
          8.9  Taxes . . . . . . . . . . . . . . . . . . . . . . .  55
          8.10 Expenses and Costs. . . . . . . . . . . . . . . . .  55
          8.11 New Subsidiary Designation. . . . . . . . . . . . .  55
          8.12 Compliance; Notification. . . . . . . . . . . . . .  55
          8.13 ERISA . . . . . . . . . . . . . . . . . . . . . . .  56

                                                     THIRD AMENDED AND
                                             RESTATED CREDIT AGREEMENT

          8.14 Senior Leverage Ratio . . . . . . . . . . . . . . .  56
          8.15 Pro Forma Debt Service Coverage . . . . . . . . . .  56
          8.16 Interest Coverage . . . . . . . . . . . . . . . . .  56
          8.17 Fixed Charge Coverage . . . . . . . . . . . . . . .  57
          8.18 Total Leverage Ratio. . . . . . . . . . . . . . . .  57
          8.19 Communications Interest Coverage. . . . . . . . . .  57
          8.20 Capital Expenditures. . . . . . . . . . . . . . . .  57
          8.21 Interest Rate Protection. . . . . . . . . . . . . .  57
          8.22 Management Changes. . . . . . . . . . . . . . . . .  57
          8.23 Successor Administrative Agent. . . . . . . . . . .  57
          8.24 Transactions Among Affiliates . . . . . . . . . . .  58
          8.25 Deposit Account . . . . . . . . . . . . . . . . . .  58
          8.26 Other Information . . . . . . . . . . . . . . . . .  58
          8.27 CoBank Participation. . . . . . . . . . . . . . . .  58
          8.28 Designation of Unrestricted Subsidiary. . . . . . .  58
          8.29 Year 2000 . . . . . . . . . . . . . . . . . . . . .  58
          8.30 Additional Guaranties and Collateral Security
                Agreements . . . . . . . . . . . . . . . . . . . .  58
          8.31 Wireline Spinoff. . . . . . . . . . . . . . . . . .  59

SECTION 9 NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . .  59
          9.1  Indebtedness. . . . . . . . . . . . . . . . . . . .  59
          9.2  Guaranties. . . . . . . . . . . . . . . . . . . . .  59
          9.3  Loans . . . . . . . . . . . . . . . . . . . . . . .  59
          9.4  Liens and Encumbrances. . . . . . . . . . . . . . .  60
          9.5  Additional Negative Pledge. . . . . . . . . . . . .  60
          9.6  Restricted Payments . . . . . . . . . . . . . . . .  60
          9.7  Transfer of Assets; Liquidation . . . . . . . . . .  61
          9.8  Acquisitions and Investments. . . . . . . . . . . .  62
          9.9  Payments to Affiliates. . . . . . . . . . . . . . .  62
          9.10 Use of Proceeds . . . . . . . . . . . . . . . . . .  62
          9.11 Amendments to Documents . . . . . . . . . . . . . .  62

SECTION 10 NEGATIVE COVENANTS OF COMMUNICATIONS. . . . . . . . . .  63
          10.1  Indebtedness . . . . . . . . . . . . . . . . . . .  63
          10.2  Guaranties . . . . . . . . . . . . . . . . . . . .  63
          10.3  Loans. . . . . . . . . . . . . . . . . . . . . . .  63
          10.4  Liens and Encumbrances . . . . . . . . . . . . . .  63
          10.5  Additional Negative Pledge . . . . . . . . . . . .  64
          10.6  Communications Bond Debt, Preferred Stock,
                 and Exchange Debentures . . . . . . . . . . . . .  64
          10.7  Amendments to Documents. . . . . . . . . . . . . .  64
          10.8  Designation of Unrestricted Companies. . . . . . .  64
          10.9  Management Expenses. . . . . . . . . . . . . . . .  65
          10.10 Affiliate Transactions . . . . . . . . . . . . . .  65

SECTION 11 ADDITIONAL COLLATERAL AND RIGHT OF SET OFF. . . . . . .  65
          11.1  Additional Collateral. . . . . . . . . . . . . . .  65
          11.2  Right of Setoff. . . . . . . . . . . . . . . . . .  65

                                                     THIRD AMENDED AND
                                             RESTATED CREDIT AGREEMENT

SECTION 12 DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 65
          12.1   Events of Default . . . . . . . . . . . . . . . . . 65
          12.2   Remedies. . . . . . . . . . . . . . . . . . . . . . 68
          12.3   Limitation of Rights. . . . . . . . . . . . . . . . 68

SECTION 13 AGREEMENT AMONG LENDERS . . . . . . . . . . . . . . . . . 68
          13.1   Administrative Agent. . . . . . . . . . . . . . . . 68
          13.2   Expenses. . . . . . . . . . . . . . . . . . . . . . 70
          13.3   Proportionate Absorption of Losses. . . . . . . . . 70
          13.4   Delegation of Duties; Reliance. . . . . . . . . . . 70
          13.5   Limitation of Liability . . . . . . . . . . . . . . 71
          13.6   Default; Collateral . . . . . . . . . . . . . . . . 72
          13.7   Limitation of Liability . . . . . . . . . . . . . . 72
          13.8   Relationship of Lenders . . . . . . . . . . . . . . 72
          13.9   Benefits of Agreement . . . . . . . . . . . . . . . 72
          13.10  Managing Agents and Co-Agents . . . . . . . . . . . 72
          13.11  Obligations Several . . . . . . . . . . . . . . . . 73

SECTION 14 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 73
          14.1   Indemnification and Release Provisions. . . . . . . 73
          14.2   Successors and Assigns; Assignments and
                  Participations . . . . . . . . . . . . . . . . . . 73
          14.3   Binding and Governing Law . . . . . . . . . . . . . 75
          14.4   Survival. . . . . . . . . . . . . . . . . . . . . . 76
          14.5   No Waiver; Delay. . . . . . . . . . . . . . . . . . 76
          14.6   Modification; Waiver. . . . . . . . . . . . . . . . 76
          14.7   Headings. . . . . . . . . . . . . . . . . . . . . . 76
          14.8   Notices . . . . . . . . . . . . . . . . . . . . . . 76
          14.9   Payment on Non-Business Days. . . . . . . . . . . . 77
          14.10  Time of Day . . . . . . . . . . . . . . . . . . . . 77
          14.11  Severability. . . . . . . . . . . . . . . . . . . . 77
          14.12  Counterparts. . . . . . . . . . . . . . . . . . . . 77
          14.13  Jurisdiction; Venue; Service of Process;
                  Jury Trial . . . . . . . . . . . . . . . . . . . . 77
          14.14  Entirety. . . . . . . . . . . . . . . . . . . . . . 78


                                                     THIRD AMENDED AND
                                             RESTATED CREDIT AGREEMENT

                            LIST OF SCHEDULES AND EXHIBITS


Schedule 2.1   -    Lenders and Commitments
Schedule 5.4   -    Material Contracts
Schedule 5.5   -    Permits, Licenses, Authorizations, etc.
Schedule 5.8   -    Capital Stock and Partnership Interests
Schedule 5.11  -    Existing Indebtedness
Schedule 5.12  -    Management or Consulting Agreements
Schedule 7.1   -    Post-Closing Requirements
Schedule 7.2   -    Requirements for a Permitted Acquisition
Schedule 9.8   -    Existing Investments
Schedule 10.4  -    Existing Liens

Exhibit A      -    Form of Promissory Note
Exhibit B-1    -    Form of Advance Request
Exhibit B-2    -    Form of Letter of Credit Request Form
Exhibit C-1    -    Form of Compliance Certificate
Exhibit C-2    -    Form of Permitted Acquisition Compliance Certificate
Exhibit C-3    -    Form of Permitted Acquisition Loan Closing Certificate
Exhibit D      -    Form of Pledge, Assignment, and Security Agreement
Exhibit E      -    Form of Pledge Agreement
Exhibit F      -    Form of Guaranty
Exhibit G      -    Form of Assignment and Acceptance Agreement
Exhibit H-1    -    Form of Opinion of Counsel
Exhibit H-2    -    Form of Opinion of Regulatory Counsel
Exhibit H-3    -    Form of Opinion of Local Counsel
Exhibit I      -    [Reserved]
Exhibit J      -    Form of Affiliate Subordination Agreement

                     THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is made this 25th day of March, 1998, by and among DOBSON OPERATING COMPANY ("BORROWER"), an Oklahoma corporation, Lenders (hereinafter defined), CORESTATES BANK, N.A., as Administrative Agent (hereinafter defined), NATIONSBANK OF TEXAS, N.A., as Syndication Agent (hereinafter defined), TORONTO DOMINION (TEXAS), INC., as Documentation Agent (hereinafter defined), and the Managing Agents (hereinafter defined) and Co-Agents (hereinafter defined). Each of the Guarantors (hereinafter defined), has executed this Credit Agreement for the limited purpose of making the representations and warranties set forth in SECTION 4 and agreeing to the covenants set forth in SECTIONS 6, 7, and 8 hereof.

                                      BACKGROUND

     WHEREAS, Borrower (under its previous name, Dobson Communications Corporation), its wholly-owned subsidiary, Dobson Cellular Systems, Inc. (together with Borrower, the "ORIGINAL CORPORATE BORROWERS"), and Everett R. Dobson Irrevocable Family Trust, Stephen T. Dobson Irrevocable Family Trust, and Robbin L. Dobson Irrevocable Family Trust (collectively, the "TRUST BORROWERS" and, together with the Original Corporate Borrowers, the "ORIGINAL BORROWERS") entered into a Credit Agreement dated November 9, 1994 (as amended from time to time, the "ORIGINAL CREDIT AGREEMENT") with CoreStates Bank, N.A., as a lender and as "ADMINISTRATIVE AGENT" thereunder, and Bank IV Oklahoma, N.A. (the "ORIGINAL LENDERS"), pursuant to which the Original Lenders agreed to make loans and advances to the Original Corporate Borrowers up to an aggregate principal amount outstanding at any time of $25,000,000, and to make a $6,000,000 term loan to the Trust Borrowers (the "TRUST LOAN"), in each case subject to the terms and conditions set forth therein; and

     WHEREAS, the Original Borrowers and certain additional borrowers (the "AMENDED AND RESTATED BORROWERS") entered into an Amended and Restated Credit Agreement dated March 19, 1996 (the "AMENDED AND RESTATED CREDIT AGREEMENT") with CoreStates Bank, N.A., as a lender and as "ADMINISTRATIVE AGENT" thereunder, and certain additional lenders listed therein (the "AMENDED AND RESTATED LENDERS"), pursuant to which the Amended and Restated Lenders agreed to make loans and advances to the Amended and Restated Borrowers up to an aggregate principal amount outstanding at any time of $84,000,000 and to permit the Trust Loan to remain outstanding thereunder, in each case subject to the terms and conditions set forth therein; and

     WHEREAS, in a series of related transactions occurring substantially concurrently, (a) Borrower changed its name from Dobson Communications Corporation to Dobson Operating Company, (b) a newly-formed Oklahoma corporation changed its name to Dobson Communications Corporation ("COMMUNICATIONS"), (c) all of the issued and outstanding shares of capital stock of Borrower were transferred by the current holders thereof to Communications in exchange for shares of capital stock of Communications, and all of the shares of the capital stock of certain of Borrower's subsidiaries were transferred from Borrower to Communications (the "REORGANIZATION"), and (d) Communications issued its Senior Notes due 2007 pursuant to an Indenture dated February 28, 1997, and sold such notes to certain holders pursuant to a Preliminary Offering Memorandum dated February 10, 1997 and a Final Offering Memorandum dated February 25, 1997 (as further defined herein, the "COMMUNICATIONS BOND DEBT"); and

                                                            THIRD AMENDED AND
                                                    RESTATED CREDIT AGREEMENT

     WHEREAS, in connection with such Reorganization and the issuance of the Communications Bond Debt, Borrower entered into a Second Amended and Restated Credit Agreement dated as of February 28, 1997 (as amended from time to time, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT") with CoreStates Bank, N.A. (in its capacity as "ADMINISTRATIVE AGENT" thereunder and as a lender) and certain other lenders (the "SECOND AMENDED AND RESTATED LENDERS") and agreed, among other things, to (a) increase the commitment available to Borrower up to $200,000,000, (b) finance certain capital expenditures and acquisitions, (c) refinance all existing indebtedness of the Amended and Restated Borrowers under the Amended and Restated Credit Agreement (other than the Trust Loan), and (d) fund certain dividends and distributions to Communications, enabling, among other things, the repayment of the Trust Loan in full and the payment of semi-annual interest payments by Communications on the Communications Bond Debt; and

     WHEREAS, subject to the terms and conditions set forth below, Borrower and Lenders desire to amend and restate the Second Amended and Restated Credit Agreement in order, among other things, to (a) increase the commitment available to Borrower up to $250,000,000, (b) extend the Final Maturity Date to June 30, 2006, and (c) refinance all existing indebtedness under the Second Amended and Restated Credit Agreement; and

     WHEREAS, this amendment and restatement of the Second Amended and Restated Credit Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness under the Second Amended and Restated Credit Agreement, which indebtedness shall remain outstanding hereunder on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that, effective upon the Effective Date as hereinafter defined, the Second Amended and Restated Credit Agreement is amended and restated in its entirety as follows:

     SECTION 1  DEFINITIONS AND TERMS.

     1.1 DEFINITIONS. When used in this Agreement, the following terms have the respective meanings set forth below.

     ACCUMULATED FUNDING DEFICIENCY has the meaning ascribed to that term in
SECTION 302 of ERISA.

     ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under
SECTION 9.8); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; PROVIDED THAT, in any merger involving Borrower, Borrower must be the surviving entity.

     ADJUSTED BASE RATE means the Base Rate plus the Applicable Margin, which rate shall change when and as the Base Rate changes and when and as the Applicable Margin changes.

                                                            THIRD AMENDED AND
                                     2              RESTATED CREDIT AGREEMENT

     ADJUSTED EURODOLLAR RATE means, for any Eurodollar Portion and for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Portion for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Portion for such Interest Period.

     ADMINISTRATIVE AGENT means CoreStates Bank, N.A., in its capacity as administrative agent for Lenders hereunder, and its successors and assigns in such capacity.

     ADVANCE means a borrowing under the Commitment pursuant to SECTION 2.7 of this Agreement.

     ADVANCE REQUEST FORM means the certificate in the form attached hereto as EXHIBIT B-1 to be delivered by Borrower to Administrative Agent as a condition of each Advance.

     AFFILIATE means (a) any Person which directly or indirectly owns, controls, or holds five percent (5%) or more of the outstanding beneficial interest in Borrower, (b) any Person of which five percent (5%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by Borrower, (c) any Person which directly or indirectly is under common control with Borrower, (d) any officer or director of Borrower or any Affiliate, or (e) any immediate family member of any Person who is an Affiliate. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     AGENTS means, collectively, Administrative Agent, Syndication Agent, and Documentation Agent.

     AGREEMENT means this Third Amended and Restated Credit Agreement, and all exhibits and schedules hereto, as each may be amended, modified, or restated from time to time.

     APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Portion, the "LENDING OFFICE" of such Lender (or of an Affiliate of such Lender) designated for such Type of Portion on the signature pages hereof, or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Portions of such Type are to be made and maintained.

     APPLICABLE MARGIN means, on any date of determination, with respect to each Base Portion or Eurodollar Portion, respectively, the percentage per annum set forth in the appropriate column below that corresponds to the Total Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificate of Borrower and Communications most recently delivered pursuant to SECTION 8.2 hereof:

                                                            THIRD AMENDED AND
                                     3              RESTATED CREDIT AGREEMENT

----------------------------------------------------------------------------
                                            APPLICABLE MARGIN
----------------------------------------------------------------------------
                                                            EURODOLLAR RATE
     TOTAL LEVERAGE RATIO      BASE RATE BORROWINGS           BORROWINGS
----------------------------------------------------------------------------
        9.0 or greater                1.250%                    2.250%
----------------------------------------------------------------------------
       8.0 or greater,                0.875%                    1.875%
      but less than 9.0
----------------------------------------------------------------------------
       7.0 or greater,                0.625%                    1.625%
      but less than 8.0
----------------------------------------------------------------------------
       6.0 or greater,                0.375%                    1.500%
      but less than 7.0
----------------------------------------------------------------------------
       5.0 or greater,                0.125%                    1.250%
      but less than 6.0
----------------------------------------------------------------------------
        Less than 5.0                 0.000%                    1.000%
----------------------------------------------------------------------------

          (a) On any date of determination of the Applicable Margin, if the Senior Leverage Ratio, based on the most recently delivered Compliance Certificate, is greater than 5.00 to 1.00, then the Applicable Margin shall be increased by 0.125% for so long as the Senior Leverage Ratio exceeds 5.0 to 1.0.

          (b) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1997, shall have been delivered hereunder, the Applicable Margin for Base Portions and Eurodollar Portions shall be determined by reference to the Compliance Certificate provided by Borrower and Communications on the Closing Date. With respect to any adjustments in the Applicable Margin as a result of changes in the Total Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTIONS 8.2 and 8.3, or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

          (c) If Borrower and Communications fail to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 8.2 and 8.3, and such failure shall not be remedied within five days after written notice thereof from Administrative Agent or any Lender, then the Applicable Margin shall be the maximum Applicable Margin specified in the table above corresponding to a Total Leverage Ratio of 9.0 to 1.0.

     APPLICABLE MARGIN FOR COMMITMENT FEES means, on any date of determination, the percentage set forth in the table below which corresponds, on any date of determination, with the Senior Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificates of Borrower most recently delivered pursuant to SECTION 8.2 hereof.

----------------------------------------------------------------------------
               SENIOR LEVERAGE RATIO               APPLICABLE MARGIN
----------------------------------------------------------------------------
        Greater than or equal to 6.0 to 1.0              0.375%
----------------------------------------------------------------------------
                Less than 6.0 to 1.0                     0.250%
----------------------------------------------------------------------------

                                                            THIRD AMENDED AND
                                     4              RESTATED CREDIT AGREEMENT

          (a) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1997, shall have been delivered hereunder, the Applicable Margin for Commitment Fees shall be determined by reference to the Compliance Certificate provided by Borrower on the Closing Date. With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Senior Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 8.2 and 8.3 or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

          (b) If Borrower or Communications fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 8.2 and 8.3, and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

     ASSUMED TAXES means, (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, and (b) with respect to any Significant Sale, an amount equal to such percentage as Borrower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale.

     BANKS, as referred to in any financing statements or other lien filings made under or in connection with the Second Amended and Restated Credit Agreement, the Amended and Restated Credit Agreement (as defined in the Recitals hereto), or the Original Credit Agreement (as defined in the Recitals hereto), means "LENDERS" as defined in the Loan Papers.

     BASE PORTION means Portions that bear interest at rates based upon the Base Rate.

     BASE RATE means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     BORROWER means Dobson Operating Company, an Oklahoma corporation and a wholly-owned Subsidiary of Communications.

     BUDGET means the most recently delivered of (a) the annual financial budgets for the Companies and Communications and its Restricted Subsidiaries delivered by the Companies and Communications on the Closing Date as required in CLAUSE (iii) of SECTION 7.1(i) or (b) the Budgets delivered pursuant to
SECTION 8.5, together with any adjustments to any Budget (whether described in CLAUSE (a) or (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "PERMITTED ACQUISITION" as set forth in this SECTION 1.1 SO LONG AS such projections have been approved by Agents.

     BUSINESS DAY means (a) for all purposes, any day not a Saturday, Sunday, or a day on which banks are required or authorized by law to be closed in Philadelphia, Pennsylvania or Dallas, Texas; and (b) in


                                                              THIRD AMENDED AND
                                       5              RESTATED CREDIT AGREEMENT
addition to the foregoing, in respect of any Eurodollar Portion, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business.

     CAPITAL EXPENDITURES means an expenditure for any fixed asset having a useful life of more than one (1) year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, that Capital Expenditures shall not include acquisitions of stock or assets which are made in accordance with SECTION 9.8 hereof.

     CAPITAL LEASES means capital leases and subleases, as defined in STATEMENT 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

     CELLULAR PARTNERSHIP means, individually, and CELLULAR PARTNERSHIPS means, collectively, any entity in which Borrower or one of its Restricted Subsidiaries owns, directly or indirectly, a partnership interest.

     CELLULAR PARTNERSHIP OBLIGOR means, on any date of determination, those Cellular Partnerships in which Borrower or one of its Restricted Subsidiaries, directly or indirectly, serves as the "MANAGING GENERAL PARTNER" or equivalent position and which have incurred Indebtedness from any Company which Indebtedness has not been terminated and with respect to which Indebtedness amounts remain outstanding and unpaid.

     CELLULAR PARTNERSHIP PROMISSORY NOTE has the meaning set forth in SECTION 7.1(f) hereof.

     CERCLA means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

     CO-AGENTS means Fleet National Bank, Banque Paribas, and Key Corporate Capital Inc.

     CODE means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

     COLLATERAL means the collateral security afforded to Administrative Agent on behalf of Lenders under the Collateral Security Documents.

     COLLATERAL SECURITY DOCUMENTS means, collectively, the Security Agreements, the Pledge Agreements, the Guaranty Agreements, and any additional documents granting security to Administrative Agent on behalf of Lenders hereunder or any interest rate hedging agreement with a Lender, as the same may be renewed, extended, supplemented, amended, or restated.

     COMMITMENT means, on any date of determination, the maximum aggregate principal amount which Lenders on a several basis have agreed to advance (or issue as Letters of Credit pursuant to SECTION 3) to Borrower under
SECTION 2.1(a) hereof, being $250,000,000 on the Effective Date, as such amount may be canceled or reduced from time to time in accordance with the terms hereof.

     COMMITMENT REDUCTION DATE shall have the meaning specified in SECTION 2.5 hereof.


                                                              THIRD AMENDED AND
                                       6              RESTATED CREDIT AGREEMENT

     COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation, and the owner of all of the issued and outstanding shares of capital stock of Borrower.

     COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

     COMMUNICATIONS BOND DEBT means the 11 3/4 Senior Notes due 2007 in an aggregate principal amount of $160,000,000, issued by Communications pursuant to that certain Indenture dated as of February 28, 1997, between Communications and United States Trust Company of New York, as Trustee, as the same may be amended from time to time in accordance with the terms thereof and hereof.

     COMMUNICATIONS INTEREST EXPENSE, as of any date of determination, means the Interest Expense of Communications and its Consolidated Subsidiaries for the four most recently-ended fiscal quarters, as reduced by interest income earned by Communications under the Escrow Agreement, as determined in accordance with GAAP; PROVIDED, THAT, interest paid on the Senior Notes with proceeds of the Escrow Account shall be excluded from Communications Interest Expense.

     COMMUNICATIONS OPERATING CASH FLOW, as of any date of determination, means the Operating Cash Flow of Communications and its Restricted Subsidiaries on a consolidated basis for the four most recently ended fiscal quarters adjusted as required, with respect to any Cellular Partnership, to take into account any minority ownership when (and only when) intercompany Indebtedness to Borrower from such Cellular Partnerships has been paid in full.

     COMMUNICATIONS TOTAL DEBT means the Total Debt of Communications and its Restricted Subsidiaries; PROVIDED, THAT the Total Debt of Communications and its Restricted Subsidiaries (a) shall be reduced by (i) amounts on deposit in the Escrow Account to be used to pay any outstanding [principal] under the Communications Bond Debt, if any, and (ii) the amount of all immediately available cash held by Communications and its Restricted Subsidiaries in excess of $10,000,000 and (b) shall include the principal amount of all Exchange Debentures, if any, issued in exchange for the Preferred Stock.

     COMPANIES means, at any date of determination, Borrower and each of its Restricted Subsidiaries, and COMPANY means, on any date of determination, Borrower or any of its Restricted Subsidiaries.

     CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Portion as a consequence of any event described in SECTION 4.5.

     DEBT ISSUANCE means any Indebtedness of any Company or Communications, as the case may be, for borrowed money issued or incurred after the Closing Date, other than, in the case of the Companies, Indebtedness permitted under
SECTION 9.1 (a) - (f).

     DEFAULT means an event, condition, or circumstance, the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default.

     DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the sum of the Base Rate PLUS the Applicable Margin for Base Portions PLUS 2% AND (b) the Maximum Rate.

     DOLLARS and the symbol $ means lawful money of the United States of America.


                                                              THIRD AMENDED AND
                                       7              RESTATED CREDIT AGREEMENT

     EFFECTIVE DATE means the date on which the conditions set forth in
SECTION 7.1 shall have been satisfied.

     ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 14.16, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

     ENVIRONMENTAL CONTROL STATUTES means any federal, state, county, regional, or local laws governing the control, storage, removal, spill, release, or discharge of Hazardous Substances, including, without limitation, CERCLA, the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET
SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986
(42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations in effect at any time thereunder and all permits issued in connection therewith.

     EQUITY ISSUANCE means the issuance by any Company of any shares of any class of stock, warrants, or other equity interests, other than present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies, or stock issued upon their exercise.

     EPA means the United States Environmental Protection Agency, or any successor thereto.

     ERISA means the Employee Retirement Income Security Act of 1974, all amendments thereto, and all rules and regulations in effect at any time thereunder.

     ERISA AFFILIATE means, when used with respect to any Plan, ERISA, the PBGC, or a provision of the Code pertaining to employee benefit plans, any person that is a member of any group or organization within the meaning of Code SECTIONS 414(b), (c), (m) or (o) of which any Company is a member.

     ESCROW ACCOUNT means the account established pursuant to the Escrow Agreement.

     ESCROW AGREEMENT means the Escrow and Security Agreement dated February 28, 1997, between Communications and the trustee for the Communications Bond Debt pursuant to which certain proceeds of the Communications Bond Debt are held in escrow to secure the special repurchase and the mandatory redemption (if applicable) of, and two years' interest on, the Communications Bond Debt.


                                                              THIRD AMENDED AND
                                       8              RESTATED CREDIT AGREEMENT

     EURODOLLAR-BASED RATE means the Adjusted Eurodollar Rate plus the Applicable Margin, such rate to change when and as the Applicable Margin changes.

     EURODOLLAR PORTION means Portions that bear interest at rates based upon the Adjusted Eurodollar Rate.

     EURODOLLAR RATE means, for any Eurodollar Portion for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Portion for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     EVENT OF DEFAULT means an event described in SECTION 12.1 hereof.

     EXCHANGE DEBENTURES means any subordinated debentures issued in exchange for all or any portion of the Preferred Stock, all as more particularly described in that certain Offering Memorandum issued January 5, 1998, by Communications.

     EXISTING INTEREST RATE AGREEMENT means that certain ISDA Master Agreement dated as of April 11, 1997, between First Union National Bank (f/k/a First Union National Bank of North Carolina) and Communications.

     FCC means the Federal Communications Commission, or any successor thereto.

     FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions determined by the Administrative Agent.

     FINAL MATURITY DATE means the earlier of June 30, 2006, or the date on which the Commitment is terminated pursuant to SECTION 2.8 hereof.

     FIXED CHARGE COVERAGE RATIO means, as of any date of determination, calculated for the most recently-ended Rolling Period, the ratio of: (a) the Operating Cash Flow of the Companies, to (b) the sum of (i) mandatory prepayments and regularly scheduled principal payments or Commitment reductions with


                                                              THIRD AMENDED AND
                                       9              RESTATED CREDIT AGREEMENT
respect to Total Debt of the Companies required to be paid during such period, (ii) the amount paid for Capital Expenditures of the Companies, (iii) cash Interest Expense of the Companies, (iv) cash taxes of the Companies, to the extent allocable to them pursuant to the Tax Sharing Agreement, and (v) distributions and dividends paid by Borrower, including, without limitation, any amounts paid to fund interest on the Communications Bond Debt, the Preferred Stock, and the Exchange Debentures, but excluding distributions otherwise permitted by SECTION 9.6(a).

     GAAP means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other Person as Administrative Agent may reasonably approve, which are applicable in the circumstances as of the date in question; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

     GRCGP means the Gila River Cellular General Partnership, an Arizona general partnership.

     GUARANTOR means, individually, and GUARANTORS means, collectively, any party at any time obligated to Lenders pursuant to a Guaranty.

     GUARANTY means, collectively (a) the Guaranty (or with respect to Guarantors under the Second Amended and Restated Credit Agreement, the Third Amended and Restated Guaranty), in substantially the form and upon the terms of EXHIBIT F, executed and delivered by any Person pursuant to the requirements of the Loan Papers; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmation of any Guaranty made in accordance with the Loan Papers.

     HAZARDOUS SUBSTANCE means petroleum products and items defined in the Environmental Control Statutes as "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "POLLUTANTS," or "CONTAMINANTS" and any other toxic, reactive, corrosive, carcinogenic, flammable, or hazardous substance or other pollutant.

     INDEBTEDNESS of any Person means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such Person as liabilities of such Person and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender, or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Leases, (e) guaranties, (f) letters of credit and letter of credit reimbursement obligations, and (g) net payments under Interest Rate Agreements.

     INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Indebtedness of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Indebtedness; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Interest Rate Agreements; and the interest component of any Indebtedness that is guaranteed or secured


                                                              THIRD AMENDED AND
                                      10              RESTATED CREDIT AGREEMENT
by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Indebtedness.

     INTEREST RATE AGREEMENTS means, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option, or future contract, or other similar agreement or arrangement.

     INTEREST PERIOD means, with respect to each Eurodollar Portion, a period of one, two, three, or six months' duration (or such other periods requested by Borrower and available from Lenders in their sole discretion), as Borrower may elect, during which the Eurodollar Rate is applicable; PROVIDED, HOWEVER, that
(a) interest on each Portion (other than Base Portions) shall accrue from and including the first day of its Interest Period to, but excluding, the day on which such Interest Period expires; (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, as applicable (subject to CLAUSE (iii) below); and (c) any Interest Period for a Eurodollar Portion which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

     LC EXPOSURE means, at any time and without duplication, the SUM of (a) the aggregate undrawn portion of all uncancelled and unexpired Letters of Credit PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings or drafts under any Letter of Credit.

     LC SUBFACILITY means a subfacility for the issuance of Letters of Credit (the LC Exposure in connection with which may never exceed $20,000,000), as described in and subject to the limitations of SECTION 3.

     LENDER means, individually, and LENDERS means, collectively, the lenders set forth on SCHEDULE 2.1 attached hereto, their respective successors and assigns, and any additional lenders which become parties to this Agreement after the date hereof, but shall not include any lender which is replaced hereunder.

     LETTER OF CREDIT means, individually, and LETTERS OF CREDIT means, collectively, the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 3 hereof.

     LETTER OF CREDIT AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for a Letter of Credit for its own account (and for its benefit or the benefit of any other Company); PROVIDED THAT, this Agreement shall control any conflict between this Agreement and any such Letter of Credit Agreement.


                                                              THIRD AMENDED AND
                                      11              RESTATED CREDIT AGREEMENT

     LETTER OF CREDIT REQUEST FORM means the certificate in the form attached as EXHIBIT B-2 hereto to be delivered by Borrower to Administrative Agent as a condition of each issuance of a Letter of Credit pursuant to SECTION 3.4 hereof.

     LOAN means, on any date of determination, the sum of the outstanding principal balance under the Commitment and the LC Exposure, together with interest accrued thereon and fees and expenses incurred in connection therewith.

     LOAN PAPERS means (a) this Agreement, the Notes, the Collateral Security Documents, and all other agreements, documents, and instruments ever delivered pursuant to, or in connection with, this Agreement, (b) all agreements, documents, or instruments in favor of Agents, Managing Agents, Co-Agents, or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, (c) all letters of credit and Letter of Credit Agreements issued hereunder, (d) any Interest Rate Agreements between any Company or Guarantor and any Lender or any Affiliate of any Lender; and (e) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

     LOCAL AUTHORITIES means, individually and collectively, the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities owned or operated by Borrower, a Guarantor, or any Company.

     LOC CONTRIBUTION has the meaning assigned to it in SECTION 3.6 hereof.

     MANAGING AGENTS means, collectively, CoBank, ACB; Barclays Bank PLC; and PNC Bank, National Association.

     MATERIAL ADVERSE EFFECT means any set of one or more circumstances or events, which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Company or any Guarantor to perform any of its payment or other material obligations under the Loan Papers or the ability of Agents or any Lender to enforce any such obligations or any of their respective rights under the Loan Papers,
(b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of any Company or any Guarantor, either singly or in the aggregate, or (c) Event of Default or Default.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     MAXIMUM PRINCIPAL AMOUNT means the maximum principal amount of the Loan which each Lender has agreed to lend hereunder (including, without limitation, such Lender's participation in the issuance of Letters of Credit) as set forth in SECTION 2.3 hereof.

     NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) received, on or after the date of consummation of such Significant Sale, by any Company from such Significant Sale, after
(i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such


                                                              THIRD AMENDED AND
                                      12              RESTATED CREDIT AGREEMENT

Significant Sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such Significant Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (iv) deduction for the amount of any Indebtedness (other than the Obligation) secured by the respective asset or assets being sold, which Indebtedness is required to be repaid as a result of such Significant Sale; (b) with respect to any incurrence of Indebtedness, cash (freely convertible into Dollars) received, on or after the date of incurrence of such Indebtedness, by any Company from the incurrence of such Indebtedness after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Indebtedness, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Indebtedness, and (iii) deductions for the amount of any other Indebtedness (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Indebtedness; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

     NEW GRTI means Gila River Telecommunications Subsidiary, Inc., a corporation organized pursuant to Gila River Indian Resolution Number GR-10-97.

     NEW GUARANTOR has the meaning specified in SECTION 8.11(c) hereof.

     NOTES means the promissory notes in the form of EXHIBIT A attached hereto and delivered by Borrower to Lenders pursuant to SECTION 7.1 hereof, as each may be amended modified, restated or divided from time to time.

     OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any Agent, any Managing Agent, any Lender, or any Affiliate of any Lender by any Company or Guarantor arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

     OPERATING CASH FLOW means, for any Person and, unless otherwise indicated, as calculated at any date of determination with respect to the most recently ended Rolling Period, the SUM (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) pre-tax income or deficit during such period, PLUS (b) to the extent already deducted in computing such pre-tax income, (i) Interest Expense during such period and
(ii) depreciation, amortization, and other non-cash expense items during such period, LESS (c) interest and dividend income, LESS (d) reductions in deferred taxes, LESS (e) other non-cash components of income. In determining the Operating Cash Flow of the Companies, such amount shall be adjusted, as required, with respect to Cellular Partnerships to take into account any minority ownership when (and only when) intercompany Debt to Borrower from such Cellular Partnership has been repaid in full; PROVIDED THAT, to the extent that Borrower has extended financing to any Cellular Partnership or Cellular Partnership Obligor (other than GRCGP) which is not 100% owned by Borrower and SO LONG AS such financing has not been repaid in full, then 100% of the Operating Cash Flow of such


                                                              THIRD AMENDED AND
                                      13              RESTATED CREDIT AGREEMENT

Cellular Partnership or Cellular Partnership Obligor for the applicable period of determination shall be included in Operating Cash Flow; PROVIDED FURTHER THAT, to the extent a "NEW GUARANTOR" has been designated in accordance with SECTION 8.11, the Operating Cash Flow of such New Guarantor shall be included in the Company's Operating Cash Flow commencing with the fiscal quarter determined in accordance with SECTION 8.11. Additionally, in calculating Operating Cash Flow, (a) Borrower may include: (i) 100% of the Operating Cash Flow of GRCGP on or prior to September 30, 1998; (ii) thereafter and for so long as Borrower has not been repaid in full on the loan to New GRTI permitted under SECTION 9.3(c) (the "GRTI LOAN"), Borrower may include 90% of the Operating Cash Flow of GRCGP; and (iii) after repayment of the GRTI Loan, Borrower may include 75% of the Operating Cash Flow of GRCGP; PROVIDED THAT, to the extent Operating Cash Flow attributable to minority partners is included in the calculations under CLAUSES (i) or
(ii) preceding, such amount may only be included if (i) such minority partners have pledged their partnership interests in GRCGP to Borrower as security for a loan to such minority partners (which loan and related liens shall have been collaterally assigned to Administrative Agent for the benefit of Lenders); and (ii) such minority partners have agreed (and have notified GRCGP of such agreement) that a percentage of the distributions of GRCGP attributable to their respective interests are to be paid directly to Borrower. The provision for income taxes and reductions in deferred taxes shall be adjusted in accordance with the Tax Sharing Agreement. In determining Operating Cash Flow of the Companies, such amount shall be calculated after giving effect to Acquisitions and divestitures of Companies permitted by the Loan Papers during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative. In the case of any Permitted Acquisition during any period of calculation, Operating Cash Flow of the Companies shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition, as if such Permitted Acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, the Operating Cash Flow of the Companies by the Operating Cash Flow of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition. In the case of any Company being sold, transferred, or otherwise disposed of by any Company as permitted under the Loan Papers (a "PERMITTED DISPOSITION") during any period of calculation, Operating Cash Flow shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Disposition, as if such Permitted Disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, the Operating Cash Flow of the Companies by the Operating Cash Flow of such newly-sold Companies during such period prior to the date of the Permitted Disposition.

     OPERATIONS means Dobson Cellular Operations Company, a wholly-owned Subsidiary of Communications.

     PARTICIPATION CERTIFICATES is defined in SECTION 8.27.

     PARTNERSHIP AGREEMENT means, individually, and PARTNERSHIP AGREEMENTS means, collectively, on any date of determination the partnership agreements which create the Cellular Partnerships, as each may be amended from time to time in accordance with the terms hereof and thereof.

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereto.


                                                              THIRD AMENDED AND
                                      14              RESTATED CREDIT AGREEMENT

     PERMITTED ACQUISITION means:

     (a) Acquisitions by any Company (other than GRCGP) of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements shall have been satisfied:

          (i) For so long as the Total Leverage Ratio (calculated for this purpose only on a consolidated basis for Communications and its Restricted Subsidiaries and Unrestricted Subsidiaries, after giving pro forma effect to any proposed Acquisition) is greater than 8.5 to 1.0, the purchase price for such Acquisition must be less than or equal to $75,000,000;

         (ii) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

        (iii) not less than 30 Business Days prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Papers, after giving effect to the Acquisition, including (A) pro forma income and balance sheet projections for the Companies (after giving effect to the proposed Acquisition); and (B) ten year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

         (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent set forth in SECTION 7;

          (v) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a Consolidated basis, must be Solvent;

         (vi) as of the closing of any Acquisition, no Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

        (vii) as of the closing of any Acquisition, (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 75% interest in the entity being acquired; or

     (b) any other Acquisition for which the prior written consent of Required Lenders has been obtained.

     PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT C-2.


                                                              THIRD AMENDED AND
                                      15              RESTATED CREDIT AGREEMENT

     PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT C-3.

     PERMITTED INVESTMENT means an investment in (a) short term certificates of deposit, (b) obligations fully guaranteed by the United States government, (c) commercial paper maturing not in excess of 365 days from the date of acquisition and rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poors Ratings Service on the date of acquisition, (d) indebtedness maturing not in excess of 365 days from the date of acquisition and rated A or better by Moody's Investors Service, Inc. or Standard & Poors Ratings Service on the date of acquisition, (e) Participation Certificates in CoBank (as defined in
SECTION 8.27 hereof), (f) unsecured and unguaranteed subordinated loans and advances to Communications, on terms and conditions satisfactory to Agents,
(g) capital contributions and other investments in or between Restricted Companies; and (h) investments in Unrestricted Companies existing on the Effective Date and identified on SCHEDULE 9.8.

     PERSON means any individual, entity, or governmental authority.

     PLAN means any employee pension benefit or employee welfare benefit plan as defined in SECTIONS 3(1) or (2) of ERISA maintained or sponsored by, contributed to, or covering employees of, any Borrower, any Restricted Subsidiary of Borrower, or any ERISA Affiliate.

     PLEDGE AGREEMENT means, individually, and PLEDGE AGREEMENTS means, collectively, (a) the Amended and Restated Pledge Agreement (substantially in the form and upon the terms of EXHIBIT E) executed and delivered by Communications or any other Person pursuant to the requirements of the Loan Papers; and (b) any amendments, modifications, supplements, ratifications, or restatements of any Pledge Agreement made in accordance with the Loan Papers.

     PORTION means a portion of a Loan as to which Borrower has elected a specific interest rate and, with respect to a Portion bearing interest at the Eurodollar-Based Rate, an Interest Period.

     PREFERRED STOCK means the Senior Exchangeable Preferred Stock issued by Communications which is mandatorily redeemable in 2008, together with additional Preferred Stock issued in lieu of dividends on such Preferred Stock, all as more particularly described in that certain Offering Memorandum issued January 5, 1998 by Communications.

     PRO FORMA DEBT SERVICE means, with respect to the Companies, on any date of determination, the sum of (a) Pro Forma Interest Expense as of such date, PLUS
(b) principal payments scheduled to be made on Total Debt of the Companies for the twelve months following the date of determination and with respect to the Loan as of any date of determination, the difference between the then-current outstanding principal amount of the Loan and the amount to which the Commitment is to be reduced within twelve months.

     PRO FORMA INTEREST EXPENSE means, on any date of determination, with respect to the most recently ended Rolling Period (the "SUBJECT PERIOD"), as calculated for the Companies on a consolidated basis, the SUM of the results of the following calculation made separately with respect to each Portion of the Loan and each other loan or other evidence of Indebtedness of any Company (each a "SUBJECT LOAN") for the purposes hereof:


                                                              THIRD AMENDED AND
                                      16              RESTATED CREDIT AGREEMENT

          {[A + B] /2} x C

     where:

          A    =    The aggregate outstanding principal Indebtedness under the
                    Subject Loan at the beginning of the Subject Period.

          B    =    The aggregate outstanding principal Indebtedness under the
                    Subject Loan, at the end of the Subject Period, taking into account all scheduled payments and any required commitment reductions within such Subject Period.

          C    =    With respect to the Subject Loan, the applicable interest
                    rate thereon determined as the rate in effect on the date of determination.

     PRO RATA SHARE means, as to a Lender, the ratio which the outstanding principal balance of its portion of the Loan bears to the aggregate outstanding principal balance of the Loan, at any time; or if no indebtedness is outstanding under the Loan, the ratio which such Lender's Maximum Principal Amount bears to the Commitment.

     REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, comprising PART 204 of TITLE 12, Code of Federal Regulations, as amended from time to time, and any successor thereto.

     RELEASE means any spill, leak, emission, discharge, or the pumping, pouring, emptying, disposing, injecting, escaping, leaching, or dumping of a Hazardous Substance.

     REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

     REQUIRED LENDERS means (a) on any date of determination prior to termination of the Commitment, those Lenders holding 51% or more of the Commitment, or (b) on any date of determination occurring after the Commitment has terminated, those Lenders holding 51% or more of the aggregate unpaid principal balance of all Advances hereunder, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings or drafts under Letters of Credit.

     RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "EUROCURRENCY LIABILITIES" (as such terms is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Portions. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.


                                                              THIRD AMENDED AND
                                      17              RESTATED CREDIT AGREEMENT

     RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Agents.

     RESTRICTED PAYMENTS means (a) redemptions, repurchases, dividends, and distributions of any kind in respect of Borrower's or Communications' capital stock (including, without limitation, any class of common or preferred shares);
(b) distributions of any kind in respect of partnership interests of any Company that is a Cellular Partnership or any Cellular Partnership Obligor; and (c) payments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.

     RESTRICTED SUBSIDIARY means, at any time of determination, (a) with respect to Borrower, all Subsidiaries of Borrower, OTHER THAN Unrestricted Subsidiaries of Borrower; and (b) with respect to Communications, all Subsidiaries of Communications, OTHER THAN Unrestricted Subsidiaries of Communications.

     ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended March 31, June 30, September 30, or December 31.

     SECOND AMENDED AND RESTATED AGREEMENT has the meaning given to such term in the Recitals to this Agreement.

     SECOND AMENDED AND RESTATED LENDER means any lender party to the Second Amended and Restated Agreement immediately prior to the Effective Date.

     SECURITY AGREEMENT means, individually, and SECURITY AGREEMENTS means, collectively, (a) the Pledge, Assignment, and Security Agreement (or with respect to the Companies and Cellular Partnership Obligors party to the Second Amended and Restated Credit Agreement, the Third Amended and Restated Security Agreement), substantially in the form and upon the terms of EXHIBIT D, executed and delivered by any Person pursuant to the requirements of the Loan Papers; and
(b) any amendments, modifications, supplements, ratifications, or restatements of any Security Agreement made in accordance with the Loan Papers.

     SENIOR LEVERAGE RATIO means, on any date of determination thereof, the ratio of (a) Total Debt of the Companies to (b) Operating Cash Flow of the Companies.

     SHARES of any corporation means any and all shares of capital stock of such corporation of any class or other shares, interests, participation, or other equivalents (however designated) in the capital of such corporation.

     SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.7(a) with respect to which the Net Cash Proceeds realized by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $1,000,000; PROVIDED THAT, the disposition of assets pursuant to SECTION 9.7(a)(iii) and (iv) shall not be considered a Significant Sale.

                                                            THIRD AMENDED AND
                                     18             RESTATED CREDIT AGREEMENT

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Indebtedness as it matures, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

     SUBORDINATED DEBT means any indebtedness of Borrower, Communications, or any Guarantor subordinated to the Loan with subordination provisions, in form and substance satisfactory to Agents.

     SUBORDINATION AGREEMENT means, individually, and AFFILIATE SUBORDINATION AGREEMENTS means, collectively, (a) the Affiliate Subordination Agreements and reconfirmations thereof executed and delivered by Affiliates of Borrower and Guarantors pursuant to the Second Amended and Restated Agreement, as amended and ratified pursuant to this Agreement; (b) any other Affiliate Subordination Agreement (in form and substance satisfactory to Agents) executed and delivered by any Person pursuant to the requirements of the Loan Papers; and (c) any amendments, modifications, supplements, ratifications, or restatements of any Affiliate Subordination Agreement made in accordance with the Loan Papers.

     SUBSIDIARY means, individually, and SUBSIDIARIES means, collectively, with respect to Borrower or any Guarantor, (a) any corporation of which such Borrower or Guarantor (or one or more other Subsidiaries of such Borrower or Guarantor) shall at the time own Shares (however designated) having ordinary voting power for the election of at least a majority of the board of directors (or other governing body) of such corporation, other than Shares having such power only by reason of the happening of a contingency, and (b) any partnership (limited or general) of which such Borrower or Guarantor (or one or more other Subsidiaries of such Borrower or Guarantor) shall at any time be the general partner or own fifty percent (50%) or more of the issued and outstanding partnership interests.

     SYSTEM means, individually, and SYSTEMS means, collectively, the wireless cellular communication systems and personal communications systems owned, operated, or managed by any Company on the Effective Date and any additional communications system acquired by Borrower or a Guarantor to the extent permitted by SECTION 9.8 after the Effective Date.

     TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into by Communications and the Subsidiaries of Communications.

     TOTAL DEBT means, as of any date of determination with respect to any Person, the sum of all obligations for borrowed money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sales purchases, all debt or other financial obligations of others guaranteed by such Person, any amounts for which such Person is contingently liable to provide, as equity or debt, advances to other parties, any class or series of capital stock that by its terms is required to be redeemed prior to its stated final redemption date or otherwise requires cash dividend payments to be made prior to the final redemption of such stock. With respect to the Companies, TOTAL DEBT shall exclude any Subordinated Debt owed by any Company to Communications or any Subsidiary of Communications not owned by Borrower and shall include any Indebtedness of any New Guarantor designated pursuant to
SECTION 8.11, commencing with the fiscal quarter determined in accordance with
SECTION 8.11.

                                                            THIRD AMENDED AND
                                     19             RESTATED CREDIT AGREEMENT

     TOTAL LEVERAGE RATIO means, as of the last day of the most recently ended fiscal quarter, with respect to Communications and its Restricted Subsidiaries, the ratio of (a) Communications Total Debt to (b) Communications Operating Cash Flow.

     TRIGGERING EVENT means the occurrence of any Event of Default, other than an Event of Default resulting from the breach of any representation or warranty set forth in SECTION 5; PROVIDED, HOWEVER, that (a) with respect to the Communications Bond Debt, noncompliance with any covenant (i) relating to payment of dividends or other distributions to Communications or its Restricted Subsidiaries, (ii) relating to inter-company loans to Communications and its Restricted Subsidiaries, (iii) restricting payments on inter-company loans from Communications and its Restricted Subsidiaries, or (iv) restricting the transfer of assets to Communications and its Restricted Subsidiaries, shall be a TRIGGERING EVENT only upon Borrower's non-compliance with the financial covenants as set forth in the Commitment Letter and Summary of Terms and Conditions for the Second Amended and Restated Credit Agreement dated as of February 5, 1997, notwithstanding any amendments or modifications thereto after February 5, 1997 (including any modifications thereto contemplated herein or in any other Loan Paper); and (b) with respect to the Preferred Stock or any Exchange Debenture, any Event of Default that results from Borrower's failure to comply with the financial covenants in SECTIONS 8.14 through 8.20 and that restricts dividends or distributions from Borrower to Communications shall only constitute a TRIGGERING EVENT to the extent of pro forma non-compliance with the financial covenants on the terms as specified in SECTIONS 8.14 through 8.20 on the Closing Date, notwithstanding any future amendments or modifications of such provisions.

     TYPE shall mean any type of Portion (I.E., a Base Rate Portion or a Eurodollar Portion).

     UNRESTRICTED SUBSIDIARY means, at any time of determination thereof, (a) with respect to Borrower, (i) Dobson Wireline Company, (ii) any other Subsidiary of Borrower designated from time to time as an "UNRESTRICTED SUBSIDIARY" by Borrower's Board of Directors, and (iii) any Subsidiary of an Unrestricted Subsidiary of Borrower; and (b) with respect to Communications, (i) Operations,
(ii) any other Subsidiary of Communications designated from time to time as an "UNRESTRICTED SUBSIDIARY" by Communications' Board of Directors, and (iii) any Subsidiary of an Unrestricted Subsidiary of Communications; PROVIDED THAT, the Boards of Directors of Borrower and Communications may make such designation of an "UNRESTRICTED SUBSIDIARY" only if (A) immediately before and after giving pro forma effect to such designation, no Default or Event of Default then exists or arises as a result thereof; (B) such designated Unrestricted Subsidiary does not own any capital stock of Borrower, Communications, or any Restricted Subsidiary of Borrower or Communications; PROVIDED THAT, determinations to be made "IMMEDIATELY BEFORE" such designation shall be made (and all calculations with respect to financial covenant compliance shall be calculated) as of the Business Day immediately preceding the proposed date of designation of the Unrestricted Subsidiary; (C) such designated Unrestricted Subsidiary does not hold a Lien on any assets of Borrower, Communications, or any Restricted Subsidiary of Borrower or Communications; (D) after giving pro forma effect to such designation, any investment of Borrower or any Restricted Subsidiary of Borrower in such Unrestricted Subsidiary would constitute an investment permitted under SECTION 9.8; (E) neither Borrower, Communications, nor any Restricted Subsidiary of Borrower or Communications shall have issued any guaranty or credit support or be subject to any recourse with respect to the obligations of the designated Unrestricted Subsidiary; (F) on and after the date such Subsidiary is designated as an Unrestricted Subsidiary, any Indebtedness owed to such designated Unrestricted Subsidiary by Communications, Borrower, or any Restricted Subsidiary of Communications or Borrower, shall be included in the calculation of "COMMUNICATIONS TOTAL DEBT" or "TOTAL DEBT," as the case may be, and shall

                                                            THIRD AMENDED AND
                                     20             RESTATED CREDIT AGREEMENT
be incurred or maintained in compliance with SECTIONS 9.1(f), 2.5(b), and 2.9(b), including any commitment reductions or mandatory prepayments required thereunder; and (G) Required Lenders shall have consented to such designation in writing.

     WIRELINE SPINOFF means the proposed transaction or series of transactions pursuant to which the stock or assets of Dobson Wireline Company and its Subsidiaries are transferred to any Person other than Borrower and its Subsidiaries, SO LONG AS (i) no Event of Default or Default exists or arises as a result of such transaction, (ii) such transaction is structured on an arms-length basis and on such terms and conditions as are customary between and among unrelated entities, and (iii) all Indebtedness owed by Dobson Wireline Company or any Subsidiary thereof to Communications or any Restricted Subsidiary thereof is repaid in full on or prior to consummation of such Wireline Spinoff.

     VOTING STOCK means securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     1.2  RULES OF CONSTRUCTION.

          (a) GAAP. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

          (b) USE OF TERM "CONSOLIDATED". Any term defined in SECTION 1.1 hereof, when modified by the word "CONSOLIDATED," shall have the meaning given to such term herein as to Communications or Borrower, as applicable, and all entities whose accounts, financial results, or position, for either federal income tax or financial accounting purposes, are consolidated with those of Communications or Borrower, as applicable, in accordance with GAAP.

          (c) NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and

                                                            THIRD AMENDED AND
                                     21             RESTATED CREDIT AGREEMENT
     regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

SECTION 2 REVOLVING CREDIT COMMITMENT.

     2.1  THE FACILITY.

          (a) LOAN. From time to time prior to the Final Maturity Date, subject to satisfaction of the applicable conditions set forth in SECTION 7 hereof and the provisions below, each Lender on a several basis shall make Advances to Borrower up to such Lender's respective Maximum Principal Amount, which Borrower may repay and reborrow, up to the amount of the Commitment (as reduced by the LC Exposure), as the Commitment may be reduced from time to time in accordance with the terms hereof.

          (b) NO NOVATION; FIRST ADVANCE. On the Effective Date, this Agreement amends and restates the Second Amended and Restated Credit Agreement; PROVIDED, HOWEVER, that the execution and delivery of this Agreement and the other Loan Papers shall not in any circumstances be deemed to have terminated, extinguished, or discharged the indebtedness under the Second Amended and Restated Credit Agreement or the collateral security therefor, all of which indebtedness and collateral security shall continue under and be governed by this Agreement and the other Loan Papers. On the Effective Date, each Lender shall Advance its respective Pro Rata Share of the first Advance, which may be netted against its outstandings under the Second Amended and Restated Credit Agreement and shall be used to repay all outstanding indebtedness under the Second Amended and Restated Credit Agreement due the Second Amended and Restated Lenders which are not Lenders.

          (c) ASSIGNMENTS AND ASSUMPTIONS AMONG LENDERS. The Lenders hereby agree among themselves (and Borrower and Guarantors hereby consent to such agreement) that, concurrently with the Effective Date, there shall be deemed to have occurred assignments and assumptions with respect to the Obligation, liens, rights, and obligations under this Agreement and the other Loan Papers (including, without limitation, the Commitment, the Advances, and the Letters of Credit) such that, after giving effect to such assignments and assumptions, the Maximum Principal Amount of each Lender's Commitment and the Commitment percentage of each Lender are as stated on SCHEDULE 2.1, and the Lenders hereby make such assignments and assumptions. The Lenders shall make all appropriate payments and adjustments among themselves to effectuate the appropriate purchase price for and other amounts payable with respect to such assignments and assumptions.

     2.2 PROMISSORY NOTE. The indebtedness of Borrower to each Lender under the Loan will be evidenced by a Note executed by Borrower in favor of such Lender in the form of EXHIBIT A hereto. The original principal amount of each Lender's Note from Borrower will be such Lender's Maximum Principal Amount; PROVIDED, HOWEVER, that notwithstanding the face amount of each such Note, Borrower's liability under each such Note shall be limited at all times to its aggregate actual indebtedness, including principal, interest, fees, and obligations with respect to the LC Exposure.

     The Notes issued hereunder amend and restate in their entirety, and are substituted for, the Third Amended and Restated Promissory Note held by the Second Amended and Restated Lenders, without any

                                                            THIRD AMENDED AND
                                     22             RESTATED CREDIT AGREEMENT
discharge, satisfaction, or novation of the underlying indebtedness or any collateral security thereof, all of which indebtedness and collateral security remains outstanding under this Agreement and the related Loan Papers.

     2.3 LENDERS' COMMITMENT. SCHEDULE 2.1 attached hereto sets forth the names and addresses of Lenders and the Pro Rata Shares and Maximum Principal Amounts in which Lenders shall participate in the Loan.

     2.4 USE OF PROCEEDS. Funds advanced under the Loan shall be used by Borrower to (a) refinance all existing indebtedness of Borrower under the Second Amended and Restated Credit Agreement, (b) finance Capital Expenditures and general corporate purposes of Borrower and each Restricted Subsidiary of Borrower executing a guaranty, (c) finance Permitted Acquisitions, and (d) in the absence of any Triggering Event (i) fund distributions and dividends to Communications to enable Communications to pay regularly-scheduled, semi-annual interest payments on the Communications Bond Debt to the extent permitted herein, and (ii) after January 15, 2003, fund distributions and dividends to Communications to enable Communications to pay required dividends or distributions on the Preferred Stock or interest on the Exchange Debentures, subject to acceptable terms and conditions as determined by Agents.

     2.5  REDUCTIONS IN COMMITMENT.

          (a)  COMMITMENT REDUCTION DATES.

               (i) The aggregate outstanding principal balance under the Commitment on the Final Maturity Date shall be due and payable on the Final Maturity Date.

               (ii) On June 30, 2000, and on the last Business Day of each March, June, September, and December thereafter until June 30, 2006 (each, a "COMMITMENT REDUCTION DATE"), the Commitment shall be reduced by an amount equal to the Commitment as in effect on June 30, 2000, multiplied by the percentage set forth below corresponding to the respective Commitment Reduction Date:

                        FOR THE PERIOD ENDING       QUARTERLY COMMITMENT
                        ON THE FOLLOWING DATE             REDUCTION
                        ---------------------             ---------
                        6/30/00 - 12/31/2000               3.333%
                             12/31/2001                    3.750%
                             12/31/2002                    3.750%
                             12/31/2003                    4.375%
                             12/31/2004                    4.375%
                             12/31/2005                    3.750%
                              6/30/2006                    5.000%

          (b) MANDATORY COMMITMENT REDUCTION. Until such time as the Principal Debt has been repaid in full and the Commitment has been terminated in full, the Commitment shall be permanently reduced in the amounts and upon the occurrence of the following events:

                                                            THIRD AMENDED AND
                                     23             RESTATED CREDIT AGREEMENT

               (i) Concurrently with any Debt Issuance by Borrower or any Restricted Subsidiary of Borrower, the Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by Borrower or any Restricted Subsidiary of Borrower from such Debt Issuance;

               (ii) Concurrently with the consummation of any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Papers or shall have been consented to by Required Lenders), the Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by Borrower or any Company from such Significant Sale; or

               (iii) Concurrently with any Debt Issuance by Communications (excluding the Communications Bond Debt), if the Total Leverage Ratio is greater than 5.50 to 1.0, the Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by Communications from such Debt Issuance.

          (c) COMMITMENT REDUCTION PAYMENTS. On each Commitment reduction date arising under CLAUSES (a) or (b) preceding, Borrower shall also make a mandatory prepayment of the Principal Debt, if required pursuant to
     SECTION 2.8 or 2.9(b) hereof, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof. All Commitment reductions under
     SECTION 2.5(b) shall be applied to the regularly-scheduled Commitment reductions under SECTION 2.5(a) in inverse order of maturity.

          (d) MANDATORY PREPAYMENTS. In addition, the Loan will be subject to prepayments in connection with certain events, as set forth in SECTIONS 2.8 and 2.9 hereof.

          (e) ACCELERATION. Notwithstanding the immediately preceding subparagraphs, all indebtedness and obligations under the Loan Papers shall be due and payable on the date of Administrative Agent's notice to Borrower of the occurrence of an Event of Default, termination of the Commitment, and acceleration of the Loan.

     2.6 INTEREST. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

          (a)  INTEREST ON LOAN.

               (i) At the election of Borrower, in accordance with the provisions of SECTION 2.6(c) below, in the absence of an Event of Default or Default hereunder, and prior to maturity, each Portion of the Loan shall bear interest at either the Base Rate or the Adjusted Eurodollar Rate, in each case, plus the Applicable Margin.

               (ii) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default or Default hereunder, including after maturity and before and after judgment, at the option of Required Lenders and to the extent permitted by Law, the outstanding principal balance of the Loan, and accrued interest thereon, shall bear interest at the Default Rate; PROVIDED THAT, the Default Rate shall automatically apply in the case of SECTION 3.2 where the Default Rate is specified.

                                                            THIRD AMENDED AND
                                     24             RESTATED CREDIT AGREEMENT

          (b)  PROCEDURE FOR DETERMINING INTEREST PERIODS AND RATES OF INTEREST.

               (i) If Borrower elects the Adjusted Base Rate to be applicable to a Portion, such Borrower must notify Administrative Agent of such election no later than 2:00 p.m. (Dallas, Texas time) on the Business Day preceding the Business Day on which such Advance is to be made.
          If Borrower elects the Eurodollar-Based Rate to be applicable to a Portion, Borrower must notify Administrative Agent of (A) such election and (B) the Interest Period selected prior to 10:00 a.m., Dallas, Texas time, at least three (3) Business Days prior to the date of the applicable Advance or the commencement of the proposed Interest Period. If Borrower does not provide the required notice for the Eurodollar-Based Rate, then Borrower shall be deemed to have requested that the Adjusted Base Rate shall apply to any Portion as to which the Interest Period is expiring and to any new Advance until Borrower shall have given proper notice of a change in or determination of the rate of interest in accordance with this SECTION 2.6(b).

               (ii) Borrower shall not elect more than six (6) different Eurodollar Portions to be applicable to the Loan at one time.

          (c) PAYMENT AND CALCULATION OF INTEREST. Interest shall be due and payable on the last day of each Interest Period for each Eurodollar Portion; PROVIDED, HOWEVER, that (i) with respect to Portions having an Interest Period in excess of three (3) months, Borrower shall pay interest quarterly in arrears on the last Business Day of each March, June, September, and December, commencing on the first such date after the date on which such Interest Period commences and continuing on the last Business Day of each March, June, September, and December thereafter and on the expiration of each Interest Period; and (ii) with respect to Base Portions, Borrower shall pay interest on the last Business Day of each March, June, September, and December, commencing on the first such date after the first Base Portion is advanced hereunder. Interest shall be calculated in accordance with the provisions of SECTION 2.6(a) hereof and (x) with respect to Eurodollar Portions, on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days and (y) with respect to Base Portions, on the basis of the actual number of days elapsed over a year of 365 days (or, if appropriate, 366 days).

          (d) MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lender and Borrower agree that such is the case and that provision herein for multiple Advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall

                                                            THIRD AMENDED AND
                                     25             RESTATED CREDIT AGREEMENT
     refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

     2.7  ADVANCES.

          (a) Borrower shall give Administrative Agent written notice of each requested Advance under the Commitment specifying the date, amount, and purpose thereof. Such notice shall be given at the time for providing the requisite notices set forth in SECTION 2.6(c) hereof relating to the election of interest rates. Each such notice shall be in the form of the Advance Request Form attached hereto as EXHIBIT B-1, shall be certified by the chief executive and chief financial officers of Borrower, and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of the requested
     Advance:

               (i) the aggregate amount of the requested Advance, which shall be in multiples of not less than $5,000,000, or a greater integral multiple of $1,000,000, or the unborrowed balance of the Commitment;

               (ii)  the purpose of the requested Advance;

               (iii) confirmation of the interest rate(s) Borrower has elected to apply to the Advance and, if more than one interest rate has been elected, the amount of the Portion as to which each interest rate shall apply;

               (iv) with respect to any Eurodollar Portion, the Interest Period selected;

               (v) statements that the representations and warranties set forth in SECTION 5 hereof are true and correct in all material respects as of the date thereof; no Event of Default or Default hereunder has occurred and is then continuing; and that there has been no material adverse change in Communications and its Restricted Subsidiaries or the Companies' financial condition, operations or business since the date of the quarterly and audited annual financial statements most recently delivered by Borrower to Lenders pursuant to SECTIONS 7.1, 8.2 and 8.3 of this Agreement; and

               (vi) if the requested Advance is to finance a Permitted Acquisition, Borrower has complied with and delivered the items required by SECTION 8.11(c), if applicable, and 9.8 hereof.

          (b)  Upon receiving a request for an Advance in accordance with ITEM
     (a) above, Administrative Agent shall promptly request that each Lender advance its Pro Rata Share of the requested Advance to Administrative Agent. Each Lender shall advance its Pro Rata Share of the requested Advance to Administrative Agent by delivering federal funds immediately available at Administrative Agent's offices prior to twelve o'clock noon on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof, Administrative Agent shall make the requested Advance available to Borrower by crediting such amount to Borrower's deposit account with Administrative Agent not later than two o'clock p.m. on the day of the requested Advance; PROVIDED, HOWEVER, that in the event Administrative Agent does not receive a Lender's share of the

                                                            THIRD AMENDED AND
                                     26             RESTATED CREDIT AGREEMENT
     requested Advance by such time as provided above, Administrative Agent shall not be obligated to Advance such Lender's share.

          (c) Unless Administrative Agent shall have been notified by a Lender prior to the date such Lender's share of any such Advance is to be made by such Lender that such Lender does not intend to make its share of such requested Advance available to Administrative Agent, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, and Administrative Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender on the date the Advance is made, Administrative Agent shall be entitled to recover such amount, on demand from such Lender, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such amount, from such Lender, at a rate per annum, equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day). If such Lender (other than a Lender which is Administrative Agent) fails to pay such amount forthwith upon such demand, Administrative Agent may recover such amount from Borrower, with interest at the Adjusted Base Rate.

          (d) Each request for an Advance pursuant to this SECTION 2.7 shall be irrevocable and binding on Borrower.

     2.8  REDUCTION AND TERMINATION OF COMMITMENT.

          (a) BORROWER. Borrower shall have the right at any time and from time to time, upon three (3) days prior written notice to Administrative Agent, to reduce the Commitment in whole or in part Pro Rata among Lenders in increments aggregating $1,000,000 or multiples thereof without penalty or premium; PROVIDED THAT, on the effective date of such reduction, Borrower shall make a prepayment of the Loan in an amount, if any, by which the aggregate outstanding principal balance of the Loan, together with the then-existing LC Exposure, exceeds the amount of the Commitment as then so reduced, together with accrued interest on the amount so prepaid and together with any amount which may be due pursuant to SECTION 2.10 hereof; and PROVIDED FURTHER THAT, any voluntary Commitment reduction hereunder shall be applied to the regularly-scheduled Commitment reductions under
     SECTION 2.5(a) in inverse order of maturity.

          (b) LENDERS. Pursuant to SECTION 12.2 hereof, Required Lenders shall have the right to terminate the Commitment at any time following the occurrence of any Event of Default hereunder, in their discretion and upon notice to Borrower. Any payment following the occurrence of an Event of Default, acceleration, and demand for payment shall include the payment of any amounts due pursuant to SECTION 2.10 hereof.

          (c) RESTORATION ONLY WITH CONSENT. Any termination or reduction of the Commitment pursuant to SECTION 2.8(a) and (b) shall be permanent, and the Commitment cannot thereafter be restored or increased without the written consent of all Lenders.

                                                            THIRD AMENDED AND
                                     27             RESTATED CREDIT AGREEMENT

     2.9  PREPAYMENT; REPAYMENT.

          (a) VOLUNTARY. Upon three (3) Business Day's prior written notice by Borrower to Administrative Agent, with respect to any Eurodollar Portion (and same day notice with respect to any Base Portion), Borrower may prepay all or any portion of the outstanding principal balance under the Loan at any time; PROVIDED THAT, (i) payments of the Loan hereunder prior to the Final Maturity Date shall not reduce the Commitment and may be reborrowed;
     (ii) such payments shall be applied in accordance with SECTION 2.9(c) below; (iii) any prepayment shall be in an amount equal to or in excess of $5,000,000 and multiples of $1,000,000 in excess thereof; and (iv) such prepayment shall be accompanied by any amounts which may be due pursuant to
     SECTION 4.5 hereof.

          (b) MANDATORY. If an event described in SECTION 2.5(a) or (b) occurs prior to the Final Maturity Date, and the Commitment is required to be reduced by the amounts specified, and if following such reduction in the Commitment, the amount of the Loan, together with the LC Exposure, exceeds the Commitment as then reduced, the amount of such excess shall be paid by Borrower as a prepayment of the Loan, TOGETHER WITH (i) all accrued and unpaid interest on the principal amount so paid and (ii) any Consequential Loss arising as a result thereof.

          (c) APPLICATION. Required payments and reductions in the Commitment shall be applied on the basis of each Lender's Pro Rata Share thereof.

     2.10 PAYMENTS. All payments of principal, interest, fees, and other amounts due hereunder, including any prepayments thereof, shall be made by Borrower to Administrative Agent in immediately available funds before twelve o'clock noon on any Business Day at the principal office of Administrative Agent as set forth in SECTION 14.8. Borrower hereby authorizes Administrative Agent to charge Borrower's account with Administrative Agent for all payments of principal, interest, and fees when due hereunder.

     2.11 COMMITMENT FEE. Following the date hereof, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31, and on the Final Maturity Date, commencing March 31, 1998. Each installment shall be in an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which (i) the average daily Commitment exceeds
(ii) the sum of the principal amount then outstanding under the Loan plus the LC Exposure in each case during the period from and including the last payment date to and excluding the payment date for such installments. Commitment fees shall be calculated on the basis of the actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate, in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

     2.12 ORDER OF APPLICATION.

          (a) Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; PROVIDED, HOWEVER, if no order is otherwise specified and no Default or Event of Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and


                                                              THIRD AMENDED AND
                                      28              RESTATED CREDIT AGREEMENT
     payable on the principal balance hereof, and then to the remaining Obligation in the order and manner as Borrower may direct.

          (b) If a Default or Event of Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 2.12(a)), any payment or prepayment (including proceeds from the exercise of any rights) shall be applied in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this SECTION 2.12(b)(i), a "RATABLE PAYMENT" for any Lender or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and Administrative Agent on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the principal balance hereunder (as used in this SECTION 2.12(b)(ii), "RATABLE PAYMENT" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest owed to such Lender bears to the total accrued and unpaid interest under the Loan Papers); (iii) to the ratable payment of any reimbursement obligation with respect to any Letter of Credit issued pursuant hereto which is due and payable and which remains unfunded by any Advance hereunder; PROVIDED THAT, such payments shall be allocated ratably among Administrative Agent (as the issuer of Letter of Credits) and the Lenders which have funded their participation in such Letter of Credit;
     (iv) to the ratable payment of the outstanding principal balance hereunder (as used in this SECTION 2.12(b)(iv), "RATABLE PAYMENT" means for any Lender, on any date of determination, that proportion which the outstanding principal balance owed to such Lender hereunder bears to the aggregate outstanding principal balance owed to all Lenders hereunder; (v) to the Pro Rata payment of the remaining Obligation in such order as Required Lenders may elect (PROVIDED THAT, Required Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (vi) as a deposit with Administrative Agent, for the benefit of Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding Letter of Credits issued pursuant hereto.

     2.13 ADMINISTRATIVE FEES. Borrower shall pay to Syndication Agent, solely for its account, the Administrative Fees described in that certain letter agreement dated as of January 7, 1998, among Borrower, Communications, NationsBanc Montgomery Securities LLC, and Syndication Agent, which payments shall be made on the dates specified and in amounts calculated in accordance with such letter agreement.

SECTION 3 LETTERS OF CREDIT

     3.1 AVAILABILITY OF CREDITS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue Letters of Credit upon Borrower's application therefor (denominated in Dollars), PROVIDED THAT, (a) on any date of determination and after giving effect to any Letter of Credit to be issued on such date, the sum of the borrowed portion of the Commitment and the LC Exposure shall never exceed the Commitment then in effect,
(b) on any date of determination and after giving effect to any Letter of Credit to be issued on such date, the LC Exposure shall never exceed $20,000,000,
(c) at the time of issuance of such Letter of Credit, no default or potential Default shall have occurred and be continuing, and (d) each Letter of Credit


                                                              THIRD AMENDED AND
                                      29              RESTATED CREDIT AGREEMENT
must expire NO LATER than the EARLIER of the thirtieth (30th) day prior to the Final Maturity Date or one year from its issuance; PROVIDED THAT, any Letter of Credit may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the thirtieth (30th) day prior to the Final Maturity Date) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such Letter of Credit.

     3.2  LENDER PARTICIPATION IN LETTER OF CREDIT SUBFACILITY.

          (a) Immediately upon the issuance by Administrative Agent of any Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment percentage as set forth on SCHEDULE 2.1, in such Letter of Credit, and all rights of Administrative Agent in respect thereof (OTHER THAN rights to receive certain fees payable solely to Administrative Agent in connection with any Letter of Credit). Upon the issuance, renewal, or extension of a Letter of Credit, Administrative Agent shall provide copies of such Letter of Credit to each other Lender.

          (b) In order to induce Administrative Agent to issue and maintain Letters of Credit and Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any Letter of Credit, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 7) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending the Letter of Credit Agreements, for honoring drafts, and for taking similar action in connection with letters of credit. Borrower's obligations under this
     SECTION 3.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (B) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit); (C) any draft, certificate, or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 3.6, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative


                                                              THIRD AMENDED AND
                                      30              RESTATED CREDIT AGREEMENT

     Agent at the rate specified and calculated in accordance with SECTION 2.6(a)(ii). In the event any payment by Borrower received by Administrative Agent with respect to any Letter of Credit and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, TOGETHER WITH interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it; and

          (c) Each Letter of Credit issued under this SECTION 3 shall be required by Borrower or a Guarantor in the ordinary course of its business.

     3.3 COMMITMENT AVAILABILITY. The amount available under the Commitment as from time to time in effect shall be reduced by the LC Exposure from time to time in effect. The amount by which the Commitment is so reduced shall not be available for Advances under SECTION 2.7 hereof, except Advances thereunder which are made to reimburse Administrative Agent for draws under the Letters of Credit as permitted pursuant to SECTION 3.5(b) hereof.

     3.4  APPROVAL AND ISSUANCE.

          (a) Borrower shall provide Administrative Agent not later than 10:00 a.m. Dallas, Texas time, three (3) Business Days before any Letter of Credit is to be issued, prior written notice of each request for the issuance of a Letter of Credit by delivery of a Letter of Credit Request Form in the form attached as EXHIBIT B-2 hereto and a Letter of Credit Agreement with respect thereto. Each Letter of Credit Request Form submitted by Borrower to Administrative Agent requesting the issuance of a Letter of Credit shall be certified by the chief executive or chief financial officer of Borrower, and shall, in addition to the matters described in SECTION 2.7 hereof, list all Letters of Credit outstanding for the account of Borrower at that time and, for each Letter of Credit so listed, its face amount outstanding, undrawn balance, and expiration date. It shall be a condition to the issuance of any Letter of Credit that Administrative Agent shall have received a Letter of Credit Request Form and a Letter of Credit Agreement as described above and that the conditions set forth in SECTION 7 shall be satisfied.

          (b) Administrative Agent will promptly provide to Lenders written or telephonic notification of Administrative Agent's receipt of the Letter of Credit Request Form and the Letter of Credit Agreement which shall state
     (i) the amount of the Letter of Credit requested and (ii) the expiration date of the requested Letter of Credit.

     3.5  OBLIGATIONS OF BORROWER.

          (a) Borrower agrees to pay to Administrative Agent in connection with each Letter of Credit issued hereunder: (i) immediately upon the demand of Administrative Agent, on behalf of all Lenders, the amount paid by each Lender with respect to such Letter of Credit; (ii) immediately upon demand of Administrative Agent, the amount of any draft presented purporting to be drawn under such Letter of Credit; PROVIDED THAT, the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the


                                                              THIRD AMENDED AND
                                      31              RESTATED CREDIT AGREEMENT
     terms of SECTION 3.8 (whether or not Administrative Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Administrative Agent is not required to make demand upon or proceed against any Lender or other party or to resort to any Collateral before obtaining payment from Borrower); (iii) interest on any indebtedness outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit, or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder), at the rate applicable to Base Portions under SECTION 2.6(a)(i) hereof from the date of payment by Administrative Agent (if not reimbursed by Borrower on the same day) to the date one (1) Business Day after notice to Borrower of such payment, and thereafter at the rate specified in SECTION 2.6(a)(ii) hereof; and
     (iv) the following fees:

               (A) For the ratable benefit of Lenders, in accordance with their respective Pro Rata Share, a fee for each Letter of Credit, payable in installments in arrears, so long as such Letter of Credit remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable Letter of Credit, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such Letter of Credit; such installments shall be paid on each March 31, June 30, September 30, December 31, and (if earlier) the expiry date of such Letter of Credit. Each such installment shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Portions in effect on the date of payment of such fee (and applied on a per annum basis) MULTIPLIED BY (b) the face amount of such Letter of Credit, and pro rated for the period for which such installment is due;

               (B) For the individual account of Administrative Agent, as issuer of the Letters of Credit, a Letter of Credit issuance and fronting fee for each Letter of Credit, payable in installments in arrears, SO LONG as such Letter of Credit remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable Letter of Credit, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such Letter of Credit; such installments shall be paid on each March 31, June 30, September 30, December 31, and (if earlier) the expiry date of such Letter of Credit. Each such installment shall be in an amount equal to the product of (a) 0.250% per annum MULTIPLIED BY (b) the face amount of such Letter of Credit, and pro rated for the period for which such installment is due; and

               (C) For the individual account of Administrative Agent, standard administrative charges for Letter of Credit amendments.

     Interest under the preceding CLAUSE (iii) shall be paid at the times and in the manner set forth in SECTION 2.6 hereof, and shall accrue on amounts paid on a Letter of Credit (if not reimbursed by Borrower on the same day) from the date of payment by Administrative


                                                              THIRD AMENDED AND
                                      32              RESTATED CREDIT AGREEMENT

     Agent, whether or not demand is made, until such amounts are reimbursed by Borrower whether before, at or after demand.

          (b) On or before the Final Maturity Date, in the absence of a Default or Event of Default, and subject to the provisions of SECTION 2.7 hereof, Lenders hereby agree to advance funds to Borrower under the Loan to make the payments required under SECTION 3.5(a)(i) and (ii) hereof. If any payment by Administrative Agent of a draft drawn under a Letter of Credit is for any reason (including, without limitation, the occurrence or continuation of a Default or Event of Default hereunder) not reimbursed prior to or on the date of such payment, the amount of such payment shall thereupon be deemed for purposes hereof an Advance under SECTION 2.7 hereof but payable upon the demand of Administrative Agent at the direction of Required Lenders. Such demand reimbursement obligation shall be otherwise subject to all the terms and conditions thereof as if advanced by Lenders pursuant to SECTION 2.7 hereof (but without duplication).

     3.6  PAYMENT BY LENDERS ON LETTERS OF CREDIT.

          (a) With respect to each Letter of Credit, each Lender agrees that it is irrevocably obligated to pay to Administrative Agent, for each such Letter of Credit, such Lender's percentage share of the Commitment as set forth in SCHEDULE 2.1 of each and every payment made or to be made by Administrative Agent under such Letter of Credit (each such payment to be made, a "LOC CONTRIBUTION"). Each Lender's LOC Contribution shall be due from such Lender immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex or facsimile) from Administrative Agent (except that if such notice is received after 3:00 p.m. on any Business Day, payment may be made on the following Business Day, together with interest equal to the effective rate for overnight funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day) that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Administrative Agent's offices in immediately available federal funds.

          (b) The obligation of each Lender to make its LOC Contribution hereunder is absolute, continuing, and unconditional, and Administrative Agent shall not be required first to make demand upon or proceed against Borrower or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any Collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of an Event of Default or Default hereunder, the acceleration of indebtedness hereunder, or any other event or circumstance.

     3.7  COLLATERAL SECURITY.

          (a) The indebtedness, liabilities, and obligations of Borrower under this SECTION 3, however created or incurred, whether now existing or hereafter arising, due or to become due, absolute or contingent, direct or indirect, secured or unsecured, are among the obligations secured by the security interests, liens, and encumbrances created by the Collateral Security Documents delivered to Administrative Agent, and Administrative Agent


                                                              THIRD AMENDED AND
                                      33              RESTATED CREDIT AGREEMENT
     and Lenders are entitled to the benefit of the Collateral granted thereunder with respect to such indebtedness.

          (b) Notwithstanding the payment in full of the Loan, the termination of the Commitment, or the occurrence of the Final Maturity Date, the Collateral shall continue to secure the indebtedness, liabilities, and obligations of Borrower under this SECTION 3 until all Letters of Credit shall have expired and all indebtedness, liabilities, and obligations under this SECTION 3 shall have been paid in full.

          (c) On the termination of the Commitment (or any partial termination of the Commitment which reduces the Commitment to less than the LC Exposure), the Final Maturity Date, and the occurrence of an Event of Default, Required Lenders may require (or in the case of an Event of Default occurring under SECTION 12.1(k), it shall be required automatically) that Borrower deliver to Administrative Agent cash or U.S. Treasury Bills with maturities of not more than 90 days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred ten percent (110%) of the Letter of Credit Exposure, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash Collateral for all such Letters of Credit. At such time as such Collateral is required to be and has not been deposited, Administrative Agent on behalf of Lenders shall be entitled to liquidate such of the other Collateral for the Loan (if any) as is necessary or appropriate in its sole judgment so as to create such cash Collateral.

          (d) any cash Collateral deposited under CLAUSE (c) above, and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

     3.8 CANCELED LETTERS OF CREDIT. Borrower acknowledges that each Letter of Credit will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any Letter of Credit be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such Letter of Credit, Borrower agrees to return it to Administrative Agent together with Borrower's written certification that it has never been delivered to such beneficiary. If any Letter of Credit is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and return of such Letter of Credit to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any Letter of Credit, it shall indemnify Administrative Agent and Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Administrative Agent and Lenders as a direct result thereof.

     3.9 GENERAL TERMS OF CREDITS. The following terms and conditions apply with respect to each Letter of Credit (a "CREDIT") notwithstanding anything to the contrary contained herein:

          (a) Borrower assumes all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to the use of the Letter of Credit or with respect to the beneficiary's obligations to Borrower. Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each Letter of Credit as it gives to its


                                                              THIRD AMENDED AND
                                      34              RESTATED CREDIT AGREEMENT
     other letters of credit, and Administrative Agent's sole liability to each Lender with respect to such Letter of Credit (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to this
     SECTION 3. None of Lenders nor any of their officers or directors shall be liable or responsible for, and Lenders hereby agree to indemnify and hold Administrative Agent and any issuer of a Letter of Credit harmless (except for the issuer's gross negligence or willful misconduct) with respect to:
     (i) the use which may be made of the Letter of Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent, or forged; (iii) the payment by Administrative Agent against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; (iv) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; or (v) any inaccuracy, interruption, error, or delay in transmission or delivery of correspondence or documents by post, telegraph, or otherwise. In furtherance and not in limitation of the foregoing, Administrative Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) notwithstanding the foregoing, with respect to any Letter of Credit, Borrower shall have a claim against Administrative Agent, and Administrative Agent shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by Borrower caused by Administrative Agent's willful misconduct or gross negligence.

          (c) To the extent not inconsistent with this Agreement, the Uniform Customs and Practices for Documentary Credits (as in effect on the date of issue of any Letter of Credit) published by the international Chamber of Commerce are hereby made a part of this Agreement with respect to obligations in connection with each Credit.

          (d) IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LETTER OF CREDIT, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LETTER OF CREDIT AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS
     SECTION 3.9(d)


                                                              THIRD AMENDED AND
                                      35              RESTATED CREDIT AGREEMENT

     SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

          (e) Although referenced in any Letter of Credit, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each Letter of Credit shall be as provided in this Agreement, drafts under any Letter of Credit shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any Letter of Credit Agreement, the terms of this Agreement shall be controlling.

SECTION 4  CHANGE IN CIRCUMSTANCES.

     4.1  INCREASED COST AND REDUCED RETURN.

          (a) If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Portion, its Note, or its obligation to loan any Eurodollar Portion, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Portions (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Portions or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Portions, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender


                                                              THIRD AMENDED AND
                                      36              RESTATED CREDIT AGREEMENT

     (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Eurodollar Portions with respect to which such compensation is requested, or to convert Base Portions into Eurodollar Portions, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED THAT, such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Portion:

          (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Portions for such Interest Period;

     then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Eurodollar Portions and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Portions, continue Eurodollar Portions, or to convert any Base Portions into Eurodollar Portions, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the


                                                              THIRD AMENDED AND
                                      37              RESTATED CREDIT AGREEMENT
     outstanding Eurodollar Portions, either prepay such Eurodollar Portions or convert such Eurodollar Portions into Base Portions in accordance with the terms of this Agreement.

     4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Portions hereunder, then such Lender shall promptly notify Borrower thereof, and such Lender's obligation to make or continue Eurodollar Portions and to convert other Base Portions into Eurodollar Portions shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Portions (in which case the provisions of SECTION 4.4 shall be applicable).

     4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Portions or to continue, or to convert Base Portions into Eurodollar Portions shall be suspended pursuant to SECTION 4.1 or 4.3 hereof, such Lender's Eurodollar Portions shall be automatically converted into Base Portions on the last day(s) of the then current Interest Period(s) for the Eurodollar Portions (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 4.1 or 4.3 hereof that gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Portions have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Portions shall be applied instead to its Base Portions; and

          (b) all Portions that would otherwise be made or continued by such Lender as Eurodollar Portions shall be made or continued instead as Base Portions of such Lender and any Portion that would otherwise be converted into Eurodollar Portions shall be converted instead into (or shall remain as) Base Portions.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTION 4.1 or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Portions pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Portions made by other Lenders are outstanding, such Lender's Base Portions shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Portions, to the extent necessary so that, after giving effect thereto, all Portions held by the Lenders holding Eurodollar Portions and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

     4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or conversion of a Eurodollar Portion for any reason (including, without limitation, the acceleration of the Loan pursuant to SECTION 12.2) on a date other than the last day of the Interest Period for such Eurodollar Portion; or


                                                              THIRD AMENDED AND
                                      38              RESTATED CREDIT AGREEMENT

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Portion on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

     4.6  TAXES.

          (a) Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary, so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6), such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to in SECTION 14.8, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

          (c) Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) INTERNAL REVENUE SERVICE FORM 1001 or 4224, as appropriate, or any successor form


                                                              THIRD AMENDED AND
                                      39              RESTATED CREDIT AGREEMENT
     prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) INTERNAL REVENUE SERVICE FORM W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by SECTIONS 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this agreement or any of the other Loan Papers.

          (e) for any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Commitment and the payment in full of the Notes.

SECTION 5  REPRESENTATIONS AND WARRANTIES.

     Borrower, Communications, and the Guarantors, jointly and severally, represent and warrant, as to themselves and, as applicable, their Subsidiaries as follows:

     5.1 ORGANIZATION AND GOOD STANDING. Each of Borrower, the Guarantors (other than any Company that is a Cellular Partnership), Communications, and each of their respective Subsidiaries is a corporation duly organized, existing, and in good standing under the Laws of its respective state of incorporation, and each Cellular Partnership is a partnership duly formed and validly existing under the Laws of its respective state of formation. Each of Borrower, the Guarantors, Communications, and each of their respective Subsidiaries has the power and authority to carry on


                                                              THIRD AMENDED AND
                                      40              RESTATED CREDIT AGREEMENT
its business as now conducted and is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification.

     5.2 POWER AND AUTHORITY; VALIDITY OF AGREEMENT. Each of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or its Partnership Agreement, as applicable, to enter into and perform this Agreement and the other Loan Papers to the extent that each is a party thereto; and all actions (corporate or otherwise) necessary or appropriate for execution and performance of this Agreement and the other Loan Papers by Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries have been taken, and, upon their execution, the same will constitute the valid and binding obligations of Borrower, the Guarantors, Communications, and their respective Subsidiaries to the extent that each is a party thereto, enforceable in accordance with their terms.

     5.3 NO VIOLATION OF LAWS OR AGREEMENTS. The making and performance of this Agreement and the other Loan Papers by Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries will not violate any provisions of any Law, or the respective articles of incorporation and bylaws, or the Partnership Agreements, as applicable, of Borrower, the Guarantors, Communications, and their respective Subsidiaries or result in any breach or violation of, or constitute a default under, any agreement or instruments by which Borrower, any Guarantor, Communications, or their respective Subsidiaries or their respective property may be bound.

     5.4 MATERIAL CONTRACTS. SCHEDULE 5.4 hereto sets forth a list of all contracts material to the respective business of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries (including with respect to the Systems), and there exists no material default under any of such contracts.

     5.5 COMPLIANCE. Each of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries is in compliance in all material respects with all applicable Laws (including, without limitation, the Communications Act, the Environmental Control Statutes, and those administered by Local Authorities and the FCC), material to the conduct of its business and operations. Each of Borrower, the Guarantors, Communications, and their respective Subsidiaries possesses all the franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary, including, without limitation, any license or permit issued by the FCC, all of which are described on SCHEDULE 5.5 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof.
no authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any court, governmental agency, or regulatory authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Papers by Borrower, the Guarantors, Communications, and their respective Subsidiaries.

     5.6 LITIGATION. There are no actions, suits, proceedings, or claims which are pending or, to the best of Borrower's knowledge or information, threatened against Borrower, the Guarantors,


                                                              THIRD AMENDED AND
                                      41              RESTATED CREDIT AGREEMENT

Communications, or their respective Subsidiaries which, if adversely resolved, would have a Material Adverse Effect.

     5.7 TITLE TO ASSETS. Each of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries has good and marketable title to all of its properties and assets free and clear of any liens and encumbrances, except the security interests granted to Lenders hereunder and liens and security interests permitted pursuant to SECTIONS 9.4 and 10.4 hereof; and all such assets are in good order and repair and are fully covered by the insurance required under SECTION 8.7 hereof.

     5.8 CAPITAL STOCK/PARTNERSHIP INTERESTS. The number of shares and classes of the capital stock of Borrower, Communications, and each of their respective Subsidiaries (other than any Company that is a Cellular Partnership), and the ownership thereof, are accurately set forth on SCHEDULE 5.8 attached hereto; all such shares are validly issued, fully paid, and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable Laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions, except the pledge of the common shares of Borrower and its Subsidiaries to Administrative Agent for the benefit of Lenders hereunder. The number and percentage of shares of partnership interests in each of the Cellular Partnerships, and the ownership thereof, are accurately set forth on SCHEDULE
5.8 attached hereto, all such partnership interests are validly issued under the terms of the applicable Partnership Agreements and applicable law, and the partners' ownership thereof is free and clear of any liens or security interests or other contractual restrictions, other than the pledge thereof in favor of Administrative Agent, on behalf of Lenders, as set forth on SCHEDULE 5.8 attached hereto.

     5.9  ACCURACY OF INFORMATION; FULL DISCLOSURE.

          (a) All information furnished to Lenders concerning the financial condition of the Companies and Communications and its Restricted Subsidiaries, including the annual audited financial statements for the period ending December 31, 1996, and the consolidated unaudited financial statements for the three-quarter period ending September 30, 1997, copies of which have been furnished to Lenders, has been prepared in accordance with GAAP, and fairly presents the financial condition of the Companies and Communications and its Restricted Subsidiaries as of the dates and for the periods covered and discloses all liabilities of the Companies and Communications and its Restricted Subsidiaries, and there have been no material adverse changes in the financial conditions or businesses of the Companies or Communications and its Restricted Subsidiaries from the date of such statements to the date hereof; and

          (b) All financial statements and other documents furnished by Communications and Borrower to Lenders in connection with the Loan Papers do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Communications and Borrower have disclosed to Lenders in writing any and all facts which materially and adversely affect the business, properties, operations, or condition, financial or otherwise, of Communications and Borrower or of Communications and Borrower and their Subsidiaries, considered as a whole,


                                                              THIRD AMENDED AND
                                      42              RESTATED CREDIT AGREEMENT
     or Communications' and Borrower's ability to perform their obligations under this Agreement and the Note.

     5.10 TAXES AND ASSESSMENTS. (a) Each of Borrower, the Guarantors, Communications, and their respective Subsidiaries has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state, and local taxes, other than taxes not yet due or which may be paid hereafter without penalty; PROVIDED THAT, no such taxes shall be required to be paid if they are being contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP; and (b) Borrower, the Guarantors, and Communications have no knowledge of any deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

     5.11 INDEBTEDNESS. Each of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries has no presently outstanding Indebtedness or obligations, including contingent obligations and obligations under leases of property from others, except the Indebtedness and obligations described in SCHEDULE 5.11 hereto and in Borrower's, the Guarantors', and Communications' financial statements which have been furnished to Lenders from time to time pursuant to SECTION 7.1, 8.2, and 8.3 hereof.

     5.12 MANAGEMENT AGREEMENTS. Neither Borrower, the Guarantors, Communications, nor their respective Restricted Subsidiaries is a party to any management or consulting agreement for the provision of services to it, except as described in SCHEDULE 5.12 hereto.

     5.13 INVESTMENTS. Neither Borrower, the Guarantors, Communications, nor their respective Restricted Subsidiaries has any investments in or loans to any other individuals or business entities, other than the investments described in
SECTION 5.8, and such loans and investments as are permitted pursuant to SECTIONS 9.3 and 9.8 hereof.

     5.14 ERISA. Each of Borrower, the Guarantors, Communications, their respective Subsidiaries, and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and,

          (a) Neither Borrower, the Guarantors, Communications, their respective Subsidiaries, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in SECTION 4001 of ERISA) under which Borrower, Communications, their respective Subsidiaries, or any ERISA Affiliate could have any withdrawal liability;

          (b) Neither Borrower, the Guarantors, Communications, their respective Subsidiaries, nor any ERISA Affiliate sponsors or maintains any Plan under which there is an Accumulated Funding Deficiency, whether or not waived;

          (c) The aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Borrower, the Guarantors, Communications, their respective Subsidiaries, or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-


                                                              THIRD AMENDED AND
                                      43              RESTATED CREDIT AGREEMENT
     employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;

          (d) The aggregate liability of Borrower, the Guarantors, Communications, their respective Subsidiaries, and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code is not an amount which is reasonably likely to have a Material Adverse Effect; and

          (e) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of Borrower, the Guarantors, Communications, their respective Subsidiaries, or any ERISA Affiliate under any Plan providing post-retirement life or health benefits.

     5.15 PERMITTED ACQUISITIONS.

          (a) VALIDITY. With respect to any Permitted Acquisitions, each of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or Partnership Agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by Borrower, the Guarantors, Communications, or their respective Restricted Subsidiaries (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries, enforceable in accordance with their respective terms.

          (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate laws and judicial precedents of the states of incorporation or formation of Borrower, the Guarantors, Communications, and their respective Restricted Subsidiaries, and will not violate any provisions of the articles of incorporation and bylaws or Partnership Agreements of Borrower, the Guarantors, Communications, or their respective Subsidiaries, or constitute a default under any agreement by which Borrower, the Guarantors, Communications, or their respective Subsidiaries or their respective property may be bound.

     5.16 FEES AND COMMISSIONS. Neither Borrower, the Guarantors, Communications, nor their respective Subsidiaries owe any brokers' or finders' fees or commissions of any kind, and Borrower, the Guarantors, Communications, and their respective Subsidiaries know of no claim for any brokers' or finders' fees or commissions in connection with Borrower obtaining the Commitment or the Loan from Lenders, except those provided herein.

     5.17 NO EXTENSION OF CREDIT FOR SECURITIES. Neither Borrower, the Guarantors, Communications, nor their respective Subsidiaries is now, nor at any time has been, engaged


                                                              THIRD AMENDED AND
                                      44              RESTATED CREDIT AGREEMENT
principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by Borrower, directly or indirectly, for such purposes. "MARGIN STOCK" (as defined in Regulation U) constitutes less than 25% of the assets of any of Borrower, the Guarantors, Communications, or their respective Subsidiaries, which are subject to any limitation on the sale, pledge, or other restrictions hereunder.

     5.18 PERFECTION OF SECURITY INTERESTS. The financing statements against Borrower, the Guarantors, their respective Restricted Subsidiaries, the Cellular Partnership Obligors, and the respective partners of the Cellular Partnership Obligors, covering all the security interests created by the Collateral Security Documents (the "EXISTING FINANCING STATEMENTS"), have been filed in all places as, in the opinion of counsel for Borrower, are necessary to perfect said security interests, and all the outstanding shares of stock of Borrower, the Guarantors (other than the Cellular Partnership Obligors), and their respective Restricted Subsidiaries (other than the Cellular Partnerships) have been pledged to Administrative Agent, for the benefit of Lenders, pursuant to the Collateral Security Documents. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' first priority security interests in the assets and the stock created by the Security Agreements and the Pledge Agreement, respectively, except for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of the applicable jurisdiction.

     5.19 HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS.

          (a) Each of Borrower, the Guarantors, Communications, and their respective Subsidiaries (i) has received all permits and filed all notifications necessary to carry on its respective business(es), and
     (ii) is in compliance in all respects with all Environmental Control Statutes.

          (b) Neither Borrower, the Guarantors, Communications, nor any of their respective Subsidiaries has given any written or oral notice, nor has failed to give required notice, to the EPA or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased, or operated by Borrower, the Guarantors, Communications, or any of their respective Subsidiaries, or used in connection with the conduct of its business and operations.

          (c) Neither Borrower, the Guarantors, Communications, nor any of their respective Subsidiaries has received notice that it is potentially responsible for the costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.

     5.20 SOLVENCY. At the time of each Borrowing hereunder and on the date of each Permitted Acquisition, Communications is, and each Company is (and after giving effect to the transactions contemplated by the Loan Papers, any Permitted Acquisition, and any incurrence of additional Indebtedness, will be), Solvent.

     5.21 WIRELINE SPINOFF. Borrower's business plan contemplates consummation of the Wireline Spinoff upon receipt of favorable revenue rulings from the Internal Revenue Service and


                                                              THIRD AMENDED AND
                                      45              RESTATED CREDIT AGREEMENT
upon determination by Communications that favorable market conditions exist to support an initial public offering of securities of Communications (the "PROPOSED IPO"). Borrower and Communications have made the request for a ruling from, and has timely filed all related documents with, the Internal Revenue Service relative to tax issues relating to the Wireless Spinoff.

SECTION 6  SECURITY; GUARANTIES.

     6.1 COLLATERAL. To secure the full and complete payment and performance of the Obligation, the Companies (other than GRCGP) and each Cellular Partnership Obligor hereby, jointly and severally, grant and convey to, and create in favor, of Collateral Agent, for the ratable benefit of Lenders, first priority liens in, to, and on the following items and types of property (collectively, herein called the "COLLATERAL"), all as more particularly described in the Loan Papers (PROVIDED THAT, no Managing Agent or Lender hereby assumes or is made the transferee of any obligations of any Company or any Cellular Partnership Obligor regarding any of the Collateral):

          (a) All present and future accounts, contract rights, general intangibles, investment property, chattel paper, documents, instruments, inventory, equipment, fixtures, other goods, minerals, money, and deposit accounts, wherever located, now owned or hereafter acquired by any Company or any Cellular Partnership Obligor and any and all present and future tax refunds of any kind whatsoever to which any Company or any Cellular Partnership Obligor is now or shall hereafter become entitled.

          (b) All present and future issued and outstanding shares of capital stock or other equity or investment securities now owned or hereafter acquired by any Company or any Cellular Partnership Obligor, including, without limitation, all capital stock of, or partnership interests in, the Subsidiaries of any Company or any Cellular Partnership Obligor, together with all distributions thereon and any securities issued in substitution or replacement thereof, but expressly excluding the stock of Dobson Wireline Company and its Subsidiaries, SO LONG AS such entities remain Unrestricted Subsidiaries of the Companies.

          (c) All rights, titles, and interests of any Company in and to all promissory notes and other instruments payable to the Companies, now or hereafter existing, including, without limitation, any Cellular Partnership Promissory Notes or other inter-company notes, and all rights in, to, and under all other loan and collateral documents relating to such instruments.

          (d) All present and future rights, titles, interests, and liens (but none of the obligations) now owned or hereafter acquired by any Company or any Cellular Partnership Obligor in any partnership or joint venture, including, without limitation, any Cellular Partnership.

          (e) All present and future rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by any Company or any Cellular Partnership Obligor, as lessee or landlord, in and to each lease covering real property or any interest therein, and equipment or other personal property or any interest therein (each such lease herein called an "ASSIGNED LEASE").


                                                              THIRD AMENDED AND
                                      46              RESTATED CREDIT AGREEMENT

          (f) Substantially all of the real estate now owned or hereafter acquired by any Company or any Cellular Partnership Obligor, TOGETHER WITH all improvements thereon and fixtures attached thereto.

          (g) The balance of every deposit account of any Company or any Cellular Partnership Obligor and any other claim of any Company or any Cellular Partnership Obligor against any depository, now or hereafter existing, whether liquidated or unliquidated, including, without limitation, certificates of deposit and other deposit instruments.

          (h) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock now owned or hereafter acquired by any Company or any Cellular Partnership Obligor (collectively, the "VEHICLES").

          (i) All present and future rights, awards, and judgments to which any Company or any Cellular Partnership Obligor is entitled under any litigation (whether arising in equity, contract, or tort) now existing or hereafter arising.

          (j) All present and future rights (including, without limitation, the right to sue for past, present, or future infringements), titles, and interests of any Company or any Cellular Partnership Obligor in and to all trademark applications, trademarks, corporate names, company names, tradenames, business names, fictitious business names, tradestyles, service marks, logos, other source of business identifiers, copyrights, designs, rights, or licenses to use any trademarks, and all registrations and recordings thereof (collectively, the "TRADEMARKS"), and the goodwill of each business to which each Trademark relates.

          (k) All present and future rights (including, without limitation, the right to sue for past, present, and future infringements), titles, and interests of any Company or any Cellular Partnership Obligor in and to all patents, patent applications, utility models, industrial models, designs, and any other forms of industrial intellectual property, including all grants, applications, reissues, continuations, and divisions with respect thereto and any rights to use, manufacture, or sell any patent.

          (l) All licenses and permits issued by the FCC or any PUC to any Company or any Cellular Partnership Obligor, to the extent permitted by applicable Law.

          (m) All proceeds of any sale or other disposition of any license or permit issued by the FCC or any PUC issued to any Company or any Cellular Partnership Obligor, whether or not any such license or permit may lawfully be included as Collateral and whether or not the grant of a security interest in any such license or permit is otherwise prohibited.

          (n) All present and future increases, profits, combinations, reclassifications, improvements, and products of, and accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described.

                                                            THIRD AMENDED AND
                                     47             RESTATED CREDIT AGREEMENT

          (o) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise.

          (p) All present and future security for the payment to any Company of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

     6.2 COMMUNICATIONS PLEDGE. To secure the full and complete payment of the Obligation, Communications hereby grants, pledges, and conveys to, and creates in favor of Administrative Agent (for the ratable benefit of Lenders) liens and security interest in, to, and on all the issued and outstanding Shares of Borrower, TOGETHER WITH all distributions thereon, all cash and noncash proceeds thereof, and any securities issued in substitution or replacement thereof.

     6.3 GUARANTIES. As an inducement to Agents, Managing Agents, Co-Agents, and Lenders to enter into this Agreement, Borrower shall cause each Company (other than GRCGP), Communications, and each Cellular Partnership Obligor, to execute and deliver to Administrative Agent a Guaranty providing for the guarantee of the payment and performance of the Obligation.

     6.4 FUTURE LIENS. Promptly, upon (a) the acquisition of any assets (real, personal, tangible, or intangible) by any Company or any Cellular Partnership Obligor, (b) the removal, termination, or expiration of any prohibitions upon the granting of a lien in any asset (real, personal, tangible, or intangible) of any Company (the stock and assets of such new Restricted Subsidiary and the assets described in CLAUSES (a) and (b) being herein referred to as the "ADDITIONAL ASSETS"), or (c) upon the designation, formation, or acquisition of any new Restricted Subsidiary, Borrower shall (or shall cause such other Company or Cellular Partnership Obligor to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, certificates and instruments representing shares of stock or evidencing indebtedness and any realty appraisals as Agents may require with respect to any such Additional Assets), and shall take all such further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Papers, and all references to the "COLLATERAL" in the Loan Papers shall include the Additional Assets.

     6.5  RELEASE OF COLLATERAL.

          (a) UPON SALE OR DISPOSITION OF COLLATERAL OR DESIGNATION OF AN UNRESTRICTED SUBSIDIARY. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers (or is otherwise authorized by Required Lenders) or upon the

                                                            THIRD AMENDED AND
                                     48             RESTATED CREDIT AGREEMENT
     designation of an Unrestricted Subsidiary in accordance with SECTION 8.28, and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral; PROVIDED THAT, (x) no such release of Lien shall be granted if any Default or Event of Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 2.9 in conjunction with the sale or transfer of such Collateral; (y) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence, OTHER THAN the release of such Liens without recourse or warranty; and (z) such release shall not in any manner discharge, affect, or impair the Obligation, or liens upon (or obligations of any Company or any Cellular Partnership Obligor in respect of) all interests retained by the Companies or the Cellular Partnership Obligors, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.

          (b) CELLULAR PARTNERSHIP OBLIGOR COLLATERAL. With respect to liens on the assets of the Cellular Partnership Obligors, such liens and security interests (as well as any liens on partnership interests therein pledged by Persons other than any Company or any Guarantor) shall be released in the event all intercompany Indebtedness to any Company has been paid in full and terminated; PROVIDED FURTHER, HOWEVER, that from the date of such repayment until the Obligation has been paid in full and the Commitment has been terminated, no Company may, directly or indirectly through a Subsidiary, advance funds to any such Cellular Partnership. In regard to repayment of such intercompany Indebtedness, Administrative Agent is hereby authorized by Lenders to execute and deliver such releases, upon ten (10) Business Days prior written request by Borrower supported by evidence that such intercompany Indebtedness has been repaid and accompanied by appropriate release instruments, which must be in form satisfactory to Administrative Agent.

          (c) WIRELINE SPINOFF. With respect to liens and security interests in the shares of stock issued by Dobson Wireline Company, on and as of the Effective Date of the Wireline Spinoff, all liens and security interest on such pledged securities held by Administrative Agent FOR the benefit of Lenders hereunder shall be released upon written certification from Borrower and Communications certifying and confirming that the Wireline Spinoff has been consummated, together with such documentation evidencing the Wireline Spinoff as Agents may request.

          (d) LIENS ON ASSETS OF DOBSON TELEPHONE COMPANY, INC. AND DOBSON FIBER COMPANY, INC. on the Effective Date, Administrative Agent shall release all liens and security interests previously created pursuant to the Second Amended and Restated Agreement (or prior loan documents amended and restated by such agreement) in and to the assets or stock of Dobson Telephone Company, Inc. and Dobson Fiber Company, Inc., which companies have been designated as Unrestricted Subsidiaries pursuant to this Agreement.

                                                            THIRD AMENDED AND
                                     49             RESTATED CREDIT AGREEMENT

     6.6 NEGATIVE PLEDGE. Notwithstanding the provisions of SECTION 6.1 hereof, until such time as Agents or Required Lenders otherwise require, the Companies and the Cellular Partnership Obligors shall not be required to perfect Liens on any assets described in SECTIONS 6.1(e), (f), (g), and (h) or to grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements. To the extent Agents or Required Lenders agree to delay the perfection or attachment of any Lien granted pursuant to SECTION 6.1 hereof, pursuant to the foregoing sentence or for any other reason, the Companies and the Cellular Partnership Obligors hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, within thirty (30) days of the request of Agents, Borrower shall (or shall cause each Company or Cellular Partnership Obligor to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates, instruments, and documents representing shares of stock or evidencing Indebtedness) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect liens in favor of Administrative Agent, for the benefit of Lenders, in such assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

     6.7 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby
(i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies or the Cellular Partnership Obligors by Agents, Managing Agents, Co-Agents, or Lenders, or control, affirmative or negative or direct or indirect, by Agents, Managing Agents, Co-Agents, or Lenders over the management or any other aspect of the operation of the Companies or the Cellular Partnership Obligors, which ownership or control remains exclusively and at all times in the Companies or the Cellular Partnership Obligors, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary or directly or indirectly, of any license or certificate at any time issued by the FCC or any PUC to the Companies or the Cellular Partnership Obligors, or the transfer of control of the Companies or the Cellular Partnership Obligors within the meaning of SECTION 310(d) of the Communications Act of 1934, as amended; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Paper that would constitute or result in any assignment of a license or any change of control of the Companies or the Cellular Partnership Obligors, if such assignment or change of control would require, under then existing law (inc.uding the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7 CONDITIONS PRECEDENT.

     7.1 FIRST ADVANCE. This Agreement shall not be effective until, and Lenders shall have no obligation to make the first Advance of the Loan (or to issue any Letter of Credit) unless, the following conditions have been satisfied and Administrative Agent has received each of the following documents (OTHER THAN each item, if any, listed on SCHEDULE 7.1, which items are hereby permitted to be delivered after the Effective Date but not later than the respective date for delivery of each such item specified on SCHEDULE 7.1):

                                                            THIRD AMENDED AND
                                     50             RESTATED CREDIT AGREEMENT

          (a) PROMISSORY NOTE. A Note in favor of each Lender in the form of EXHIBIT A hereto duly executed by Borrower.

          (b) AUTHORIZATION DOCUMENTS. A certified copy of the articles of incorporation, bylaws, and resolutions of the boards of directors of Borrower, the Guarantors (other than any Company or Guarantor that is a partnership), and Communications, and a certified copy of each Partnership Agreement and evidence of authorization by the applicable partners of each Company or Guarantor that is a partnership, in each case authorizing the execution and full performance of the Loan Papers, and all other documents and actions required hereunder, to the extent each is a party thereto, and an incumbency certificate setting forth the officers and partners of each of Borrower, each Guarantor, and Communications, and providing specimen signatures of those persons authorized to execute this Agreement and related documents.

          (c) SECURITY AGREEMENTS. A Security Agreement substantially in the form of EXHIBIT D executed, jointly and severally, by Borrower and each Guarantor; each such Security Agreement shall be accompanied by (i) all promissory notes executed by Cellular Partnership Obligors in favor of any Company executing such Security Agreement (each, a "CELLULAR PARTNERSHIP PROMISSORY NOTE"), endorsed by the appropriate Company to Administrative Agent, on behalf of Lenders, (ii) all stock certificates issued to any Company or Guarantor executing a Security Agreement, together with stock powers executed by such Company in blank; and (iii) such financing statements or amendments to financing statements, as the case may be, landlord waivers, mortgagee consents, and evidence of any other recordation required by applicable Law or by Agents to perfect or continue the perfected status of the liens and security interests created by such Security Agreement.

          (d) PLEDGE AGREEMENT. A Pledge Agreement substantially in the form of EXHIBIT E executed and delivered by Communications; such Pledge Agreement shall be accompanied by the stock certificates, stock powers executed by Communications in blank, financing statements, or amendments to financing statements, as the case may be, and evidence of any other recordation required by applicable Law or by Agents to perfect or continue the perfected status of the liens and security interests created by such Pledge Agreement, together with copies of any shareholder agreements related thereto in order to perfect or continue the perfected status of the liens and security interests created by the Pledge Agreement.

          (e) GUARANTY. A Guaranty substantially in the form of EXHIBIT E executed by Communications, each Company, other than Borrower, and each Cellular Partnership Obligor.

          (f) OPINIONS OF COUNSEL. Opinion letters from counsel for Borrower (including FCC and such local counsel opinions as Agents and their counsel may reasonably require) in the form of EXHIBITS H-1, H-2, [and H-3].

          (g) INSURANCE. Certificates of insurance and evidence of loss payee endorsements in favor of Administrative Agent, for the benefit of Lenders, with respect to all fire, casualty, liability, and other insurance covering the Systems.

                                                            THIRD AMENDED AND
                                     51             RESTATED CREDIT AGREEMENT

          (h) AN AFFILIATE SUBORDINATION AGREEMENT. An Affiliate Subordination Agreement substantially in the form of EXHIBIT J executed by any Affiliate of Borrower or any Guarantor to which Borrower or any Guarantor is indebted (the "AFFILIATE OBLIGEE"); each Affiliate Subordination Agreement shall be accompanied by copies of all documents creating or evidencing such Indebtedness and appropriate certified board resolutions and legal opinions as required by Agents.

          (i) FINANCIAL INFORMATION. (i) Pro forma schedule of consolidated assets and liabilities of (A) the Companies and (B) Communications and its Restricted Subsidiaries, as of the date hereof, setting forth all indebtedness of Borrower, Communications, and such Subsidiaries, certified as accurate by the chief financial officer of Borrower and Communications;
     (ii) cash flow projections for (A) the Companies and (B) Communications and its Restricted Subsidiaries, each on a consolidated and consolidating basis, for the three (3) year period immediately following the date hereof, satisfactory to Agents and certified as being true and correct and based on reasonable assumptions by the chief financial officer of Borrower and Communications (such cash flow projections having taken into account the transactions contemplated by this Agreement and having identified the sources of cash that Borrower and Communications and their respective Subsidiaries or Restricted Subsidiaries (as the case may be) intend to use to meet their cash needs during such three year period); (iii) a Budget for
     (A) the Companies and (B) Communications and its Restricted Subsidiaries, certified by the chief financial officer of Borrower and Communications, respectively, as having been prepared based on assumptions which, in light of the historical performances of Borrower and Communications, as applicable, are realistic and achievable; and (iv) a Compliance Certificate prepared as of the Closing Date on a pro forma basis, after giving effect to the closing of the Loan Papers and the related transactions.

          (j) ADVANCE REQUEST. A completed Advance Request Form (or Letter of Request Notices, as the case may be) required under SECTION 2.7(a) or
     SECTION 3 hereof, and any other documents or information reasonably required by Lenders in connection therewith.

          (k) FEES. Payment to (i) Syndication Agent and Administrative Agent of all fees payable on the Closing Date as described in the letter agreements dated March 25, 1998, by and among Borrower, Communications, and Syndication Agent or Administrative Agent, as the case may be, and
     (ii) each Lender of all the fees specified in the letter dated March 24, 1998, addressed to such Lender from Syndications Agent on behalf of Borrower, all such fees shall be in the amounts calculated in accordance with such letter agreements.

          (l) SEARCHES. Uniform Commercial Code, tax, judgment, PBGC, and EPA searches against Communications, any Company, and any Cellular Partnership Obligor, in such offices and jurisdictions as Agents may reasonably request.

          (m) COMMUNICATIONS BOND DEBT. Evidence that the indebtedness Incurred under this Agreement and the related Loan Documents (i) have been incurred or entered into in compliance with the requirements of the Communications Bond Debt and the Certificate of Designation for Preferred Stock; (ii) constitute the "BANK FACILITY AGREEMENT" as such term is defined under the Communications Bond Debt and Certificate of Designation For Preferred Stock; (iii) constitute "SENIOR INDEBTEDNESS" under the terms of the Certificate of Designation

                                                            THIRD AMENDED AND
                                     52             RESTATED CREDIT AGREEMENT
     for the Preferred Stock; (iv) evidence that Operations and its Subsidiaries have been designated as "UNRESTRICTED SUBSIDIARIES" in compliance with the requirements of the Communications Bond Debt and the Certificate of Designation for the Preferred Stock; and (v) evidence that the subordinated loan from Communications to Operations dated as of January 23, 1998, in the princpal amount of $63,000,000 constitutes a permitted "RESTRICTED PAYMENT" in compliance with the requirements of the Communications Bond Debt and the Certificate of Designation for the Preferred Stock.

          (n) TAX SHARING AGREEMENT. Confirmation that there have been no amendments or modifications to the Tax Sharing Agreement among Borrower, Communications, and the Guarantors from the form executed in connection with the Second Amended and Restated Credit Agreement.

          (o) APPOINTMENT OF AGENT. Evidence satisfactory to Agents that Borrower has appointed an agent for service of process in Texas pursuant to the requirements of SECTION 14.13.

          (p) OTHER DOCUMENTS. All management agreements, Partnership Agreements, FCC licenses, and Cellular Partnership Notes must be in form and substance reasonably acceptable to Administrative Agent and its counsel.

          (q) ADDITIONAL DOCUMENTS. Such additional documents as Lenders reasonably may request.

     7.2 PERMITTED ACQUISITIONS. On or prior to the consummation of any Acquisition (whether or not the purchase price for such Acquisition is funded by Advances), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such condition on SCHEDULE 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Agents. To the extent any Advance is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.3 and 7.4 hereof must be satisfied prior to the making of any such Advance.

     7.3 SUBSEQUENT ADVANCES. The obligation of Lenders to make additional Advances under the Commitment or to issue Letters of Credit shall be subject to Lenders' receipt of a completed Advance Request Form or Letter of Credit Request Form (together with a completed Letter of Credit Agreement).

     7.4 ADDITIONAL CONDITION TO LENDERS' OBLIGATIONS. Lenders shall not be obligated to make any Advance hereunder unless (a) no Event of Default or Default shall have occurred and be continuing on the date of such Advance or be caused by such Advance; (b) all of the representations and warranties of any Company or Guarantor set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been

                                                            THIRD AMENDED AND
                                     53             RESTATED CREDIT AGREEMENT
changed by transactions contemplated or permitted by the Loan Papers) and, if applicable, supplemental Schedules have been delivered with respect thereto, and when necessary, approved by Lenders; (c) all fees required pursuant to their Agreement and the Fee Letters have been paid as and when due; (d) there shall have been no material adverse change in Borrower's, any Guarantor's, or Communications' and its Restricted Subsidiaries' financial condition or business since the Effective Date; (e) the funding of such Advance and issuance of any Letter of Credit, as the case may be, is permitted by Law; (f) in the event all or any part of the proceeds of any Advance will be used to fund dividends or distributions, Agents shall have received all such certifications, financial information, and projections as Agents may reasonably; and (g) all matters relating to such Advance must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Advance. Each Advance
Request and Letter of Credit Agreement delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lender may fund any Advance, and Administrative Agent may issue any Letter of Credit, without all conditions being satisfied, but to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 AFFIRMATIVE COVENANTS.

     Each of Borrower, Communications, and each Guarantor covenants and agrees that so long as the Commitment or any part of the Obligation remains outstanding, Borrower, Communications, and each Guarantor will, and will cause their respective Restricted Subsidiaries (and with respect to SECTION 8.13, will cause each ERISA Affiliate) to:

     8.1 EXISTENCE and GOOD STANDING. Preserve and maintain its existence as a corporation or partnership, as applicable, and its good standing in all states in which it conducts business and the validity of all its franchises, licenses, permits, certificates of compliance, or grants of authority required in the conduct of its business.

     8.2 QUARTERLY FINANCIAL STATEMENTS. Furnish to Lenders in respect of each of Borrower, Communications, and their respective Restricted Subsidiaries, within sixty (60) days of the end of each quarterly period (or sooner if available), unaudited quarterly Consolidated financial statements, in form and substance as required by Lenders, including (a) a Consolidated balance sheet,
(b) a Consolidated statement of income, (c) a statement of cash flows,
(d) non-consolidated information with respect to Borrower and Communications, to the extent used in calculating the financial covenants set forth in SECTIONS 8.14 through 8.20 and SECTIONS 9.1, 9.3, 9.6, 9.7 and 10.1 hereof, and
(e) a compliance certificate in the form of EXHIBIT C-1 attached hereto showing the calculation of the covenants set forth in SECTIONS 8.14 through 8.20 and SECTIONS 9.1, 9.3, 9.6, 9.7, and 10.1 hereof, prepared in accordance with GAAP consistently applied, together with a certificate executed by the chief executive and chief financial officers of Borrower and Communications, respectively, stating that the financial statements fairly present the financial condition of the Companies and Communications and its Restricted Subsidiaries as of the date and for the periods covered and that

                                                            THIRD AMENDED AND
                                     54             RESTATED CREDIT AGREEMENT
as of the date of such certificate there exists no violation of any provision of this Agreement or the happening of any Event of Default or Default.

     8.3 ANNUAL FINANCIAL STATEMENTS. Furnish to Lenders in respect of Borrower, Communications, and their respective Restricted Subsidiaries within 120 days after the close of each fiscal year (or sooner if available), commencing with fiscal year 1997, audited consolidated and consolidating annual financial statements, including the financial statements and information required under SECTION 8.2 hereof and information with respect to capitalized marketing costs, which consolidated financial statements shall be prepared in accordance with GAAP and shall be certified without qualification (except with respect to changes in GAAP as to which Communications' or Borrower's respective independent certified public accountants have concurred) by an independent certified public accounting firm satisfactory to Lenders; and, at the time of completion of the annual audit, cause to be furnished to Lenders, a certificate signed by such accountants to the effect that to the best of their knowledge, there exist no violations of any provision of this Agreement and no Event of Default or Default has occurred hereunder.

     8.4 OTHER INFORMATION. Deliver to Lenders (a) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices, and reports as it shall send to its stockholders, partners, any trustee, or any beneficiary, as applicable, (b) copies of all auditors' annual management letters delivered to Borrower or Communications, (c) promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Security Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annex(es) as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, in the case of SCHEDULES 5.11, 9.8, and 10.4, the information thereon shall not be deemed accepted for purposes of this Agreement or become part of the Loan Papers unless approved by Required Lenders; PROVIDED FURTHER, that no deletions may be made to any Annex(es) describing Collateral in any of the Collateral Security Documents unless approved by Required Lenders, and (d) with respect to the post-closing requirements set forth on SCHEDULE 7.1, deliver, or cause to be delivered, to Administrative Agent all agreements, documents, instruments, or other items listed on SCHEDULE 7.1 on or prior to the date specified for delivery thereof on
SCHEDULE 7.1.

     8.5 BUDGET AND MANAGEMENT REPORTS. (a) On or prior to March 31 of each fiscal year of Borrower, deliver to Lenders financial Budgets for the Companies and Communications and its Restricted Subsidiaries for such fiscal year, accompanied by a certificate executed by a Responsible Officer of Borrower and Communications, as the case may be, certifying that each Budget was prepared by Borrower or Communications, as the case may be, based on assumptions which, in light of the historical performance of the Companies or Communications, as the case may be, and their prospects for the future, are realistic and achievable; and (b) deliver to Lenders within 60 days after the end of each quarter, a management report showing, for each System, results of operations and subscriber counts, discussing the financial results and comparing actual results to the Budget for such period, and outlining princpal factors affecting performance in each market, and detailing the outstanding princpal amount of intercompany loans and advances from Borrower to each of the Cellular Partnership Obligors, all in form and substance satisfactory to Lenders.

     8.6  BOOKS AND RECORDS.

                                                            THIRD AMENDED AND
                                     55             RESTATED CREDIT AGREEMENT

          (a) Keep and maintain satisfactory and adequate books and records of accounts in accordance with GAAP and make or cause the same to be made available to Administrative Agent or Lenders or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof and permit Administrative Agent or any Lender to discuss the contents of same with senior officers of Borrower and Communications and also with outside auditors and accountants of Borrower and Communications.

          (b) In connection with any loans, advances, dividends, or distributions by Borrower to Communications, Borrower shall deliver to Administrative Agent and maintain in its corporate records such resolutions and evidence of authority as may be necessary or required in order to demonstrate the amount, date, and purpose thereof and that such loan, advance, dividend, or distribution is made in accordance with the terms of this Agreement.

     8.7 INSURANCE. Keep and maintain all of its property and assets in good order and repair and fully covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Lenders and opportunity to cure any non-payment of premiums prior to the termination of coverage; and, as required above, furnish Administrative Agent with certificates of such insurance and cause Administrative Agent (for the ratable benefit of Lenders) to be named as an additional insured and the lender loss payee thereunder, as its interest may appear under a standard mortgagee clause.

     8.8 LITIGATION; EVENT OF DEFAULT. Notify Administrative Agent in writing immediately of (a) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event, or the assertion or threat of any claim which could have a Material Adverse Effect, (b) the occurrence of any Event of Default or Default hereunder, or (c) default under any material contract.

     8.9 TAXES. Pay and discharge all taxes, assessments, or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) currently being contested in good faith by appropriate proceedings, diligently prosecuted, and (b) are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP. Notify Lenders immediately if the Internal Revenue Service or any other taxing authority commences or notifies Borrower or Communications of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from Borrower or Communications.

     8.10 EXPENSES and COSTS. Pay or reimburse Administrative Agent and Syndication Agent for all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) that Administrative Agent or Syndication Agent may pay or incur in connection with the preparation and review of this Agreement and all waivers, consents, amendments, or administration in connection therewith, and all other documentation related thereto, and the making of the Loan hereunder, and pay or reimburse each Lender for all reasonable out-of-pocket costs and expenses which such Lender may pay or incur in connection with the collection, administration, or enforcement of the same, including, without limitation, any fees and disbursements incurred in defense of or to retain amounts of principal, interest, or fees paid. All obligations

                                                            THIRD AMENDED AND
                                     56             RESTATED CREDIT AGREEMENT
provided for in this SECTION 8.10 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

     8.11 NEW SUBSIDIARY DESIGNATION. In the absence of a Default or an Event of Default, Borrower may designate any Restricted Subsidiary of Communications (excluding the Companies) as a new Subsidiary (each a "NEW GUARANTOR"). At the time of such designation of a New Guarantor, (i) Borrower shall provide Administrative Agent with not less than ten (10) Business Days prior written notice, and (ii) the New Guarantor shall deliver to Administrative Agent a joinder to this Agreement and the other Loan Papers, shall execute all necessary Collateral Security Documents, and shall deliver all certificates, opinions of counsel, and such other documents, including, without limitation, searches, appraisals, and other information as reasonably required by Required Lenders. Thereafter, commencing with the first full fiscal quarter in which such entity has met the requirements of CLAUSES (i) and (ii) above, such New Guarantor's Operating Cash Flow shall be included in the calculation of the Companies' Operating Cash Flow and such New Guarantor's Indebtedness shall be included in the calculation of the Companies' Total Debt; PROVIDED, HOWEVER, that in the event Borrower desires to designate an entity as a New Guarantor, and such entity is not engaged in the domestic cellular telecommunications business, such designation shall require the prior written approval of Required Lenders.

     8.12 COMPLIANCE; NOTIFICATION.

          (a) Comply in all respects with all Laws and regulations applicable to its business, including, without limitation, Environmental Control Statutes, the Communications Act, and all Laws and regulations of the FCC and Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance, and approvals issued by regulatory authorities, and other like grants of authority; and notify Lenders immediately in detail of (i) any actual or alleged failure to comply with or to perform, or any breach, violation, or default under, any such Laws or regulations or under the terms of any of such franchises, licenses, grants of authority, or (ii) the occurrence or existence of any facts or circumstances which with the passage of time or the giving of notice, or both, could create such a breach, violation, or default or could cause the termination of any of such franchises or grants of authority.

          (b) With respect to Environmental Control Statutes, immediately notify Administrative Agent when, in connection with the conduct of Borrower's, Communications', or any Guarantor's business or operations, any Person (including, without limitation, the EPA or any state or local agency) provides oral or written notification to Borrower, any Guarantor, or Communications (or Borrower, Communications, or any Guarantor otherwise becomes aware) of a condition with regard to an actual or imminently threatened Release of Hazardous Substances; and notify Lenders in detail immediately upon the receipt by Borrower, any Guarantor, or Communications of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or to perform, or any breach, violation, or default under any such statutes or regulations, or of the occurrence or existence of any facts, events, or circumstances which, with the passage of time or the giving of notice, or both, could create such a breach, violation, or default.

                                                            THIRD AMENDED AND
                                     57             RESTATED CREDIT AGREEMENT

     8.13 ERISA. (a) Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of any Company, Communications, or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; (c) not incur any material Accumulated Funding Deficiency or any material liability to the PBGC (as established by ERISA); (d) permit any event to occur (i) as described in SECTION 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and (e) notify Lenders in writing promptly after it has come to the attention of senior management of Borrower or Communications of the assertion or threat of any "REPORTABLE EVENT" or other event described in SECTION 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on the properties or assets of Borrower, any Guarantor, Communications, or any ERISA Affiliate; and (f) refrain from engaging in any prohibited transactions or actions causing possible liability under SECTION 5.02 of ERISA.

     8.14 SENIOR LEVERAGE RATIO. Maintain at all times during the periods set forth in the left-hand column below, a ratio of the Total Debt of the Companies to the Operating Cash Flow of the Companies, measured as of the last day of the most recently ended fiscal quarter, of not greater than the amount set forth in the right-hand column:

                              PERIOD             MAXIMUM RATIO
                              ------             -------------
                       Date hereof - 6/30/98       7.50: 1.0
                         7/1/98 - 12/31/98         6.50: 1.0
                         1/1/99 - 6/30/99          6.25: 1.0
                         7/1/99 - 12/31/99         6.00: 1.0
                         1/1/00 - 6/30/00          5.50: 1.0
                         7/1/00 - 12/31/00         5.00: 1.0
                        1/1/01 - thereafter        4.50: 1.0

     8.15 PRO FORMA DEBT SERVICE COVERAGE.  Maintain at all times a ratio of
(a) the Operating Cash Flow of the Companies measured for the applicable Rolling Period as of the last day of the most recently ended fiscal quarter to (b) the Pro Forma Debt Service of the Companies for the twelve-month period commencing on the first day of the current quarter, of not less than 1.15 to 1.0.

     8.16 INTEREST COVERAGE. Maintain at all times a ratio of (a) the Operating Cash Flow of the Companies measured for the applicable Rolling Period as of the last day of the most recently ended fiscal quarter to (b) the Companies' Interest Expense during the Rolling Period (as determined in accordance with GAAP), of not less than 2.00 to 1.0.

     8.17 FIXED CHARGE COVERAGE. Maintain at all times on and after January 1, 1999, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.0 measured for the applicable Rolling Period as of the last day of the most recently ended fiscal quarter.

     8.18 TOTAL LEVERAGE RATIO. Maintain at all times during the periods set forth in the left-hand column, a Total Leverage Ratio measured as of the last day of the most recently ended fiscal quarter of not more than the ratio set forth in the right-hand column:

                                                            THIRD AMENDED AND
                                     58             RESTATED CREDIT AGREEMENT

                              PERIOD             MAXIMUM RATIO
                              ------             -------------
                     Effective Date - 6/30/98      9.50: 1.0
                         7/1/98 - 12/31/98         9.00: 1.0
                         1/1/99 - 6/30/99          8.50: 1.0
                         7/1/99 - 12/31/99         8.00: 1.0
                         1/1/00 - 6/30/00          7.00: 1.0
                         7/1/00 - 12/31/00         6.00: 1.0
                        1/1/01 - thereafter        5.00: 1.0

     8.19 COMMUNICATIONS INTEREST COVERAGE. Maintain at all times a ratio measured for the applicable Rolling Period as of the last day of the most recently ended fiscal quarter of (a) Communications Operating Cash Flow to
(b) Communications Interest Expense, of not less than 1.25 to 1.0.

     8.20 CAPITAL EXPENDITURES. Borrower shall not permit Capital Expenditures of the Companies made during the period from January 1, 1998 through December 31, 1998, to exceed 110% of the amount budgeted for capital expenditures in the Budget for 1998.

     8.21 INTEREST RATE PROTECTION. Within 60 days from the date hereof, enter into one or more fixed rate Interest Rate Agreements (which may include the Existing Interest Rate Agreement), in form acceptable to Administrative Agent, with one or more Lenders or institutions acceptable to Administrative Agent, with respect to at least fifty percent (50%) of the Communications Total Debt outstanding on the effective Date, with a duration of at least two years; PROVIDED, HOWEVER, that (a) the protected rate shall be no greater than 2.5% above the all-in rate as of the Effective Date hereof; (b) if the institution(s) providing the interest rate protection is a Lender or Affiliate thereof, such Lender shall be granted a security interest in the Collateral to the extent of such Lender's credit exposure under such Interest Rate Agreements, which security interest is PARI PASSU with that of Administrative Agent, on behalf of Lenders; (c) each such Lender providing interest rate protection shall calculate its credit exposure in a reasonable and customary manner; and (d) all documentation for such interest rate protection shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues.

     8.22 MANAGEMENT CHANGES. Notify Lenders in writing within thirty (30) days after any change of Borrower's or Communications' senior management personnel.

     8.23 SUCCESSOR ADMINISTRATIVE AGENT. In the event of the appointment of any successor Administrative Agent pursuant to SECTION 13.1(c) hereof, to execute and deliver any documents reasonably requested by Lenders to effectuate and confirm the transfer to such successor Administrative Agent of all rights, powers, duties, obligations, and property vested in its predecessor Administrative Agent hereunder.

     8.24 TRANSACTIONS AMONG AFFILIATES. Cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

                                                            THIRD AMENDED AND
                                     59             RESTATED CREDIT AGREEMENT

     8.25 DEPOSIT ACCOUNT. Maintain at least one demand deposit account with Administrative Agent.

     8.26 OTHER INFORMATION. Provide Lenders with any other documents and information, financial or otherwise, reasonably requested by Lenders from time to time.

     8.27 COBANK PARTICIPATION. At all times during which CoBank, ACB ("COBANK") is a Lender hereunder, acquire and maintain participation certificates in CoBank (the "PARTICIPATION CERTIFICATES") in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time); PROVIDED, HOWEVER, that the maximum amount of Participation Certificates that Borrower may be required to purchase may not exceed the maximum amount permitted by CoBank's Bylaws on the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's Bylaws.

     8.28 DESIGNATION OF UNRESTRICTED SUBSIDIARY. So long as no Event of Default or Default exists or arises as a result thereof, Borrower may from time to time change the designation of any Subsidiary from a "RESTRICTED SUBSIDIARY" to an "UNRESTRICTED SUBSIDIARY" or VICE VERSA; PROVIDED THAT, such designation shall not be effective unless (a) any Subsidiary designated as an "UNRESTRICTED SUBSIDIARY" satisfies all the requirements of an "UNRESTRICTED SUBSIDIARY" as set forth in the definition of "UNRESTRICTED SUBSIDIARY" in SECTION 1.1 hereof;
(b) any Subsidiary designated as a "RESTRICTED SUBSIDIARY" is principally engaged in the domestic cellular business; (c) Borrower shall deliver to Administrative Agent notice of such designation which notice (i) shall be delivered no later than 10 Business Days prior to such designation, (ii) shall include a Compliance Certificate demonstrating pro forma compliance with the financial covenants hereunder after giving effect to such designation, and
(iii) shall confirm that no Default or Event of Default exists or arises as a result of such designation; (d) Borrower shall amend SCHEDULE 5.8 to reflect the change in designation and shall deliver such amended Schedule to Administrative Agent; and (e) Each Subsidiary designated as a Restricted Subsidiary shall execute and deliver the Collateral Security Documents required by SECTION 8.30 hereof.

     8.29 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     8.30 ADDITIONAL GUARANTIES AND COLLATERAL SECURITY AGREEMENTS. The Companies shall cause each existing Subsidiary of Borrower (other than GRCGP) and each Subsidiary of any Company hereafter formed, acquired, or designated as a "RESTRICTED SUBSIDIARY" pursuant to SECTION 8.28 to execute and deliver to Administrative Agent (a) A GUARANTY, IN SUBSTANTIALLY THE FORM AND UPON THE TERMS OF EXHIBIT F, unconditionally guaranteeing full payment and performance of the Obligation, subject to such limitations as are set forth in such Guaranty, and (b) a Pledge Agreement, substantially in the form and upon the terms of EXHIBIT E.

                                                              THIRD AMENDED AND
                                      60              RESTATED CREDIT AGREEMENT

     8.31 WIRELINE SPINOFF. So long as no Default or Event of Default then exists or arises, Borrower shall cause the Wireline Spinoff to be consummated as soon as (i) Borrower and Communications have received a favorable revenue ruling from the Internal Revenue Service with respect to such Wireline Spinoff and
(ii) Borrower and Communications determine that favorable market conditions exist for an initial public offering of the securities of Communications.

SECTION 9  NEGATIVE COVENANTS.

     So long as the Commitment has not been terminated or the obligation has not been paid in full, each of Borrower and each Guarantor (except Communications) covenant and agree that without Required Lenders' prior written consent it will not, and will not permit any Restricted Subsidiary to:

     9.1  INDEBTEDNESS.  Borrow any monies or create any Indebtedness, except
(a) the Loan; (b) intercompany loans and advances from Borrower to any Restricted Company or to any New Guarantor (subject to the requirements of SECTION 8.11(c) (other than any Cellular Partnership or GRCGP); (c) borrowings by any cellular partnership obligor from Borrower, SO LONG AS (i) such indebtedness is evidenced by Cellular Partnership Promissory Notes whose form and terms including amortization schedules are acceptable to Agents; (ii) such Cellular Partnership Promissory Notes and all partnership interests of the Companies in such Cellular Partnership Obligor are pledged or assigned by Borrower or the appropriate Company to Administrative Agent, for the benefit of Lenders, pursuant to appropriate Collateral Security Documents, and (iii) such Cellular Partnership Obligor has executed a Guaranty and has granted liens and security interests in all of its assets in favor of Administrative Agent (for the benefit of Lenders) by execution and delivery of all Collateral Security Documents required by Administrative Agent; and (iv) such Cellular Partnership Obligor has delivered all such searches, opinions, financing statements, and other documents reasonably requested by Agents; (d) indebtedness incurred in connection with Interest Rate Agreements entered into pursuant to SECTION 8.21 hereof; (e) Indebtedness of Borrower to Communications; PROVIDED THAT, such Indebtedness (i) is unsecured, (ii) unguaranteed, (iii) is expressly subordinated to the Obligation pursuant to a Subordination Agreement, and
(iv) which Subordinated Debt and related Subordination Agreement are on terms acceptable to Borrower and Agents; (f) trade indebtedness incurred in the ordinary course of business for value received; (g) Indebtedness arising under Capital Leases not to exceed $10,000,000 in the aggregate on any date of determination; (h) Indebtedness owed by Borrower to Dobson Wireline Company existing on the Effective Date in the principal amount of $2,510,533 (which indebtedness, once repaid, may not be reborrowed); and (i) indebtedness existing on the Effective Date and listed on SCHEDULE 5.11.

     9.2 GUARANTIES. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liability of others, except (a) to endorse checks or drafts in the ordinary course of business and (b) the obligations of the Guarantors under the Guaranties.

     9.3 LOANS. Make any loans or advances to others, OTHER THAN (a) loans and advances from Borrower to the Guarantors (other than Communications or GRCGP) which, in the case of the Cellular Partnership Obligors, shall be to the extent permitted by SECTION 9.1(c), (b) loans or advances by Borrower to Communications or any Restricted Subsidiary of Communications to the extent

                                                              THIRD AMENDED AND
                                      61              RESTATED CREDIT AGREEMENT
permitted in accordance with SECTION 9.6 hereof, and (c) the loan from Borrower to New GRTI in an aggregate principal amount not to exceed $6,110,554.75 at any time outstanding.

     9.4 LIENS AND ENCUMBRANCES. Create, permit, or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except in favor of Administrative Agent (for the ratable benefit of Lenders) as security for the Obligation, other than (a) liens for taxes, assessments, or other governmental charges, federal, state, or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and in accordance with GAAP; (b) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance, or social security laws or similar legislation; (c) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises, or public and statutory obligations required in the ordinary course of business; (d) deposits to secure surety, appeal, or custom bonds required in the ordinary course of business; and (e) statutory liens on the Participation Certificates held by Borrower pursuant to SECTION 8.27 to secure Borrower's obligations to CoBank hereunder, SO LONG AS the proceeds of such Participation Certificates (as and when secured) shall be shared by CoBank among Lenders.

     9.5 ADDITIONAL NEGATIVE PLEDGE. Agree or covenant with or promise any Person, other than Lenders, that it will not pledge its assets or properties or otherwise grant any liens, security interests, or encumbrances on its property on terms similar to those set forth in SECTION 9.4 hereof.

     9.6 RESTRICTED PAYMENTS. Make any Restricted Payments; PROVIDED, HOWEVER, that, SO LONG AS there exists no Event of Default or Default under this Agreement and no Event of Default or Default will be caused thereby after giving pro forma effect thereto:

          (a) To the extent Borrower receives cash dividends, Net Cash Proceeds from any Equity Issuance, or the proceeds of any Subordinated Debt from Communications, then Borrower may pay distributions or make loans or advances to Communications in an aggregate amount equal to the sum of all such cash dividends, Net Cash Proceeds from Equity Issuances, or proceeds of intercompany Subordinated Debt, SO LONG AS the aggregate amount of dividends, distributions, loans, or advances made pursuant to CLAUSES (a) and (b) does not exceed $25,000,000 in any calendar year or $50,000,000 from the Effective Date to any date of determination;

          (b) Borrower may make distributions, including, without limitation, dividends, advances, or loans (herein collectively referred to as "DISTRIBUTIONS") to Communications or any Restricted Subsidiary of Communications if, on the date of such Distribution, the Total Leverage Ratio is less than 6.50 to 1.0 after giving effect to any such Distribution, and the aggregate amount of such Distributions does not exceed $7,500,000 in any calendar year or $25,000,000 from the Effective Date to any date of determination; PROVIDED THAT, on or prior to the date of any such Distribution, Borrower shall provide to Administrative Agent a certificate and related calculations demonstrating and confirming PRO FORMA compliance with the limitations of this SECTION 9.6(b);

          (c) Commencing after the first four interest payments on the Communications Bond Debt have been made, so long as no Triggering Event has occurred or is created thereby (as determined on a pro forma basis) Borrower may pay dividends or make loans or

                                                              THIRD AMENDED AND
                                      62              RESTATED CREDIT AGREEMENT
     advances to Communications in an amount sufficient (when aggregated with the amounts of all other loans, advances, or dividends for such purposes from all other Subsidiaries of Communications) (i) to pay regularly-scheduled interest payments on the Communications Bond Debt as in accordance with the Communications Bond Debt in effect on the Effective Date or (ii) after January 15, 2003, to pay regularly-scheduled cash distributions on the Preferred Stock or cash interest payments on the Exchange Debentures, if issued; PROVIDED, HOWEVER, in the event that any Triggering Event has occurred and is continuing, Borrower may, commencing after the first four interest payments on the Communications Bond Debt have been made or after January 15, 2003, with respect to the Preferred Stock, declare and pay cash dividends to Communications, or make loans or advances to Communications in an amount which (when aggregated with the amounts of all other loans, advances, or dividends for such purposes from all other Subsidiaries of Communications) shall not exceed (A) amounts then required to make any past due payment of cash interest or cash dividends on the Communications Bond Debt or the Preferred Stock or, if issued, the Exchange Debentures by reason of such Triggering Event, and (B) the next regularly scheduled payment of cash interest or cash dividend, as the case may be, on the Communications Bond Debt or the Preferred Stock (as the case may be) if, but only if, (1) such Triggering Event (from the date of notice of the existence of the earliest such Triggering Event if more than one exists) has continued for 180 days and has not been cured or waived; (2) such Triggering Event is not an Event of Default set forth in SECTION 12.1(a), (j), or (k) hereof; and (3) Lenders have not demanded payment in full of all obligations due and owing by Borrower under this Agreement and the Loan Papers;

          (d) Any Company which is a Cellular Partnership and any Cellular Partnership Obligor may make distributions in accordance with their respective Partnership Agreements in an amount sufficient to pay the cash tax liabilities of their respective partners for federal and state income taxes directly attributable to the profit of each such Cellular Partnership attributable to the applicable partner; and

          (e) Borrower may make Restricted Payments of the stock or assets of Dobson Wireline Company and its subsidiaries, to the extent required to consummate the Wireline Spinoff.

     9.7  TRANSFER OF ASSETS; LIQUIDATION.

          (a) Sell, lease, transfer, or otherwise dispose of all or any portion of its assets, real or personal, including pursuant to a sale and leaseback, lease and leaseback, or similar arrangement, EXCEPT (i) such transactions in the normal and ordinary course of business for value received; PROVIDED THAT, the aggregate value of assets transferred in all such transactions does not exceed $15,000,000 in any calendar year;
     (ii) sales, assignments, exchanges, leases, or other dispositions of property between and among the Companies (other than GRCGP); (iii) the transfer, sale, or disposition of non-wireless assets to Operations, so long as the transfer, sale, or disposition of assets for fair market value and for which at least 85% of the consideration is received in cash or cash equivalents; and (iv) the sale or transfer of the stock of Dobson Wireline Company and its Subsidiaries to the extent required to consummate the Wireline Spinoff; and

                                                              THIRD AMENDED AND
                                      63              RESTATED CREDIT AGREEMENT

          (b) discontinue, liquidate, or change in any material respect any part of its operations or business(es).

     9.8 ACQUISITIONS AND INVESTMENTS. Purchase or otherwise acquire (including, without limitation, by way of share exchange) any part or amount of the capital stock or assets of, or make any investments (other than Permitted Investments and Permitted Acquisitions, subject to the conditions and limitations set forth in the definitions thereof) in, any other firm or corporation; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other firm or corporation, EXCEPT mergers with any of its Restricted Subsidiaries (other than GRCGP), SO LONG AS in any such merger with Borrower, Borrower is the surviving entity; PROVIDED THAT, notwithstanding the foregoing limitations on investments, Borrower may invest in cellular, local exchange, or PCS assets ("SPECIAL INVESTMENTS"), SO LONG AS each such Special Investment does not exceed the following limitations, determined as of the date such Special Investment is to be made (each, an "INVESTMENT DATE") and after giving effect to such Special Investment and SO LONG AS on or prior to the Investment Date for any such Special Investment, Borrower provides to Administrative Agent a certificate and related calculations demonstrating and confirming pro forma compliance with the following limitations (and, to the extent requested by Administrative Agent, evidence that no approval of any governmental authority is required (which has not been obtained) in connection with such Special Investments or the financing thereof):

          (a)  If the Senior Leverage Ratio on such Investment Date is less than
     7.00 to 1.0, (i) the aggregate amount of Special Investments made during such calendar year shall not exceed $10,000,000 and (ii) the aggregate amount of Special Investments made from the Effective Date to and including the Investment Date shall not exceed the LESSER of (x) $50,000,000 or
     (y) the SUM of $40,000,000 plus 25% of the Net Cash Proceeds received by Borrower from any Equity Issuance; or

          (b) If the Senior Leverage Ratio on such Investment Date is greater than or equal to 7.00 to 1.0, (i) the aggregate amount of Special Investments made during such calendar year shall not exceed $7,500,000 and
     (ii) the aggregate amount of Special Investments made from the Effective Date to and including the Investment Date shall not exceed the LESSER of
     (A) $50,000,000 or (B) the SUM of $25,000,000 plus 15% of the Net Cash
     Proceeds received by Borrower from any Equity Issuance.

     9.9 PAYMENTS TO AFFILIATES. Pay any salaries or other compensation, consulting fees, or management fees or other like payments to any Affiliate of Borrower other than in the ordinary course of business for services rendered without any profit or margin with respect thereto.

     9.10 USE OF PROCEEDS. Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of REGULATION U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

     9.11 AMENDMENTS TO DOCUMENTS. (a) Amend or permit any amendments to any Company's Articles of Incorporation or Bylaws, or any Partnership Agreement of any Cellular Partnership Obligor or any Company that is a Cellular Partnership, as in effect on the date of this Agreement, if such action could adversely affect the rights of Lenders; (b) amend any existing credit arrangement

                                                              THIRD AMENDED AND
                                      64              RESTATED CREDIT AGREEMENT
or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Agents) than the provisions of the Loan Papers; or (c) amend any credit arrangements with new GRTI (including any collateral arrangements with respect thereto) in effect on the Closing Date which would have the effect of releasing, diminishing, or impairing Borrower's lien on new GRTI'S partnership interest in GRCGP and on any partnership distributions with respect thereto.

SECTION 10  NEGATIVE COVENANTS OF COMMUNICATIONS.

     So long as the Commitment has not been terminated or the Obligation has not been paid in full, Communications covenants and agrees (and agrees to cause each other Restricted Subsidiary of Communications, to the extent any covenant is applicable to such entity) to perform, observe, and comply with each of the following, UNLESS Communications receives prior written consent to the contrary from Required Lenders:

     10.1 INDEBTEDNESS. Neither Communications nor any Restricted Subsidiary of Communications (other than the Companies or Guarantors) shall borrow any monies or create any Indebtedness, except (a) unsecured indebtedness (i) with respect to which Communications has provided a compliance certificate to Administrative Agent evidencing pro forma compliance with all terms and conditions of this Agreement after giving effect to such incurrence of Indebtedness, (ii) which Indebtedness is on terms no more restrictive than the Loan Papers and otherwise reasonably acceptable to Agents, and (iii) with respect to which Borrower complies with the provisions of SECTION 2.5(b)(iii) hereof, and (b) the Communications Bond Debt; PROVIDED THAT, Restricted Subsidiaries of Communications (other than the Companies or Guarantors) may incur Indebtedness, SO LONG AS (x) after giving pro forma effect to such incurrence of Indebtedness, no Default or Event of Default exists or arises, including, without limitation, compliance with the Total Leverage Ratio requirement of SECTION 8.18; and
(y) such Indebtedness is incurred and remains on a non-recourse basis to Borrower and all Guarantors on terms and conditions satisfactory to Agents.

     10.2 GUARANTIES. Communications shall not guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others, including, without limitation, Unrestricted Subsidiaries, except to endorse checks or drafts in the ordinary course of business and except for Communications' guarantee of the Loan provided herein.

     10.3 LOANS. Communications shall not make any loans or advances to others, other than (a) loans to Borrower, PROVIDED such loans are unsecured, are expressly subordinated to the Loan pursuant to a Subordination Agreement, and are subject to terms and conditions acceptable to Borrower and Agents; (b) loans and advances to its Restricted Subsidiaries, other than the Companies or Guarantors; and (c) a $63,000,000 subordinated loan to Operations evidenced by that certain subordinated promissory note dated January 23, 1998 (as the same may be renewed, extended, or modified with the consent of Agents, but in no event shall such loan be increased without the consent of Required Lenders).

     10.4 LIENS AND ENCUMBRANCES. Neither Communications nor any Restricted Subsidiary of Communications (other than the Companies and Guarantors) shall create, permit, or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or

                                                              THIRD AMENDED AND
                                      65              RESTATED CREDIT AGREEMENT
personal, EXCEPT in favor of Lenders as security for the Loan, EXCEPT (a) the liens listed on SCHEDULE 10.4 attached hereto; (b) liens for capital leases, taxes, assessments, or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and in accordance with GAAP; (c) liens of mechanics, carriers, warehousemen, or materialmen required in the ordinary course of business and not yet due and payable; (d) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance, social security laws, or similar legislation; (e) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises, or public and statutory obligations required in the ordinary course of business; (f) deposits to secure surety, appeal, or custom bonds required in the ordinary course of business; (g) liens on the assets (but not the stock) of DCC PCS, Inc. to secure DCC PCS, Inc.'s Indebtedness; (h) the pledge of the Shares of Borrower in favor of Lenders; (i) liens on the fund and investments held pursuant to the Escrow Agreement in favor of the trustee for the holders of the Communications Bond Debt; (j) statutory liens on the Participation Certificates in CoBank held by Borrower to secure Borrower's obligations to CoBank hereunder, the proceeds of such Participation Certificates (as and when received) which CoBank hereby agrees shall be shared among Lenders pursuant to SECTION 14.2 hereof; and (k) liens securing indebtedness and obligations under this Agreement and the related loan documents.

     10.5 ADDITIONAL NEGATIVE PLEDGE. Communications shall not agree or covenant with or promise any Person, other than Lenders, the trustee for the holders of the Communications Bond Debt, the trustee for the holders of the Exchange Debentures, or the holders of the Preferred Stock, that it will not pledge its assets or properties or otherwise grant any liens, security interests, or encumbrances on its property on terms similar to those set forth in SECTION 10.4 hereof.

     10.6 COMMUNICATIONS BOND DEBT, PREFERRED STOCK, AND EXCHANGE DEBENTURES. Communications (a) shall not amend or modify any provision of, or waive any condition under, any document or instrument evidencing or relating to the Communications Bond Debt, the Preferred Stock, or the Exchange Debentures, including, without limitation, the Indenture pursuant to which the Communications Bond Debt was issued, the Certificate of Designation for the Preferred Stock, and the Exchange Debenture Indenture; (b) make any optional redemptions, prepayments, or other payments on the Communications Bond Debt, Preferred Stock, or any Exchange Debentures, other than (i) regularly scheduled interest payment on the Communications Bond Debt, or (ii) after January 15, 2003, regularly-scheduled dividends on the Preferred Stock; (c) use dividends received from Borrower for any purpose, other than to make regularly scheduled interest payments on the Communications Bond Debt, or after January 15, 2003, to pay regularly scheduled dividends on the Preferred Stock; (d) use the proceeds of the Communications Bond Debt for any purpose other than (i) to make a contribution to the equity of Borrower and (ii) to fund the accounts and purchase the investments under the Escrow Agreement; and (e) use the cash and investments held under the Escrow Agreement for any purpose other than to make contributions to the equity of Borrower, to make interest payments on the Communications Bond Debt as and when due and, if applicable, to fund the Special Redemption or Special Purchase Offer and pay expenses relating to the Communications Bond Debt.

     10.7 AMENDMENTS TO DOCUMENTS. Communications shall not amend or permit any amendments to Communications' Amended Articles of Incorporation as in effect on the date of this Agreement.

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

     10.8 DESIGNATION OF UNRESTRICTED COMPANIES. So long as no Default or Event of Default exists or arises as a result thereof, Communications may from time to time change the designation of Subsidiary of Communications from a Restricted Subsidiary of Communications to an Unrestricted Subsidiary of Communications, or VICE VERSA; PROVIDED THAT, (a) Communications shall provide Administrative Agent written notification of such designation not less than 10 Business Days prior to the effective date of such designation, together with a pro forma Compliance Certificate demonstrating compliance with the financial covenants after giving effect to such designation, (b) such designated Unrestricted Subsidiary shall satisfy all the requirements of an Unrestricted Subsidiary, as set forth in the definition of such term in SECTION 1.1, and (c) Communications shall deliver to Administrative Agent a written certification executed by Borrower and Communications, certifying that no Default or Event of Default exists prior to or after giving effect to such designation.

     10.9 MANAGEMENT EXPENSES. To the extent Communications charges any Subsidiary for management expenses, such management expenses must be fair and reasonable and must be allocated among the Subsidiaries on a consistently-applied basis.

     10.10 AFFILIATE TRANSACTIONS. Communications shall cause all transactions between any Affiliates of Communications to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities and shall not pay any salaries or other compensation, consulting fees, management fees, or other like payments to Affiliates of Communications in any fiscal year, other than in the ordinary course of business for services rendered without any profit or margin with respect thereto.

SECTION 11 ADDITIONAL COLLATERAL AND RIGHT OF SET OFF.

     11.1 ADDITIONAL COLLATERAL. As additional Collateral for the payment of any and all of Borrower's indebtedness and obligations to Lenders, whether matured or unmatured, now existing, hereafter incurred or created hereunder, or otherwise, Borrower, Communications, and each Guarantor hereby grant to Administrative Agent, for the benefit of Lenders, a security interest in and lien upon all funds, balances, or other property of any kind of Borrower, or in which Borrower has an interest, limited to the interest of Borrower therein, whether now or hereafter in the possession, custody, or control of any Lender.

     11.2 RIGHT OF SETOFF. Each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to apply any and all deposits (general or special, time or demand, or provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower, Communications, or any Subsidiary of Borrower or Communications against any and all of the obligations of Borrower or Communications or any Subsidiary of Borrower or Communications, now or hereafter existing under the Loan Papers held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this SECTION 9 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

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

SECTION 12 DEFAULT.

     12.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default hereunder:

          (a) The failure or refusal of any Company or Guarantor to pay (a) the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and (b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor;

          (b) Any representation or warranty made herein or in connection herewith or in any statement, certificate, or other document furnished hereunder is false or misleading in any material respect when made;

          (c) Borrower, Communications, any Guarantor, or any Restricted Subsidiary of Borrower or Communications shall default in the payment or performance of any obligation or indebtedness to another, either singly or in the aggregate, in excess of $3,000,000, whether now or hereafter incurred;

          (d) There shall be a default in or failure to observe at any date of determination the covenants set forth in SECTIONS 8.14 through 8.20 hereof, and SECTION 9 or 10 hereof;

          (e) There shall exist any default in the performance of any other agreement or covenant contained herein (other than as provided in CLAUSES (a), (b) or (e) above) or in any document executed or delivered in connection herewith, including, without limitation, any Collateral Security Document, and such default shall continue uncured for twenty (20) days;

          (f) There shall exist a "DEFAULT" under (a) the Revolving Credit Agreement dated of even date herewith, among Operations, NationsBank of Texas, N.A., as Administrative Agent, and the lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time; or (b) the 364-day Revolving Facility dated of even date herewith among Operations, NationsBank of TEXAS, N.A., as Administrative Agent, and the lenders party thereto.

          (g) Everett Dobson or the Everett R. Dobson Irrevocable Family Trust shall cease to maintain at least 50.1% of the voting control (directly or indirectly) of Communications or, on and after any public offering of the stock of Communications, would cease to be the beneficial owner of 35% or more of the Voting Stock of Communications; if Communications shall cease to own (directly or indirectly) one hundred percent (100%) of the issued and outstanding Shares of Borrower and its Subsidiaries; if Borrower shall cease to own one hundred percent (100%) of the issued and outstanding Shares of its Subsidiaries (other than the Cellular Partnerships); or if Cellular shall cease to own at least the percentage interest in the Cellular Partnerships that it owns on the Effective Date (as reflected on SCHEDULE 5.8 as delivered on the Effective Date).

          (h) Lenders cease to hold 100% of the issued and outstanding Shares of common stock of Borrower and its Subsidiaries as Collateral;

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

          (i) Everett Dobson shall cease to hold a senior management position with Communications or Borrower and such event shall continue uncured for 60 days;

          (j) Custody or control of any substantial part of the property of Borrower, any of its Subsidiaries, or any Guarantor shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked, not renewed prior to its stated expiration, or otherwise terminated; or if Borrower or any of its Subsidiaries, or Guarantor is required by any franchising authority or by court order or administrative order to halt construction or operations under any license or franchise and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination, the effect of which would be to affect materially and adversely the operations of Borrower or any of its Subsidiaries, or any Guarantor;

          (k) Borrower, Communications, any Guarantor, or any Subsidiary of Borrower becomes insolvent or bankrupt, or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver, or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment, or release of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or release of debtors is instituted or commenced by Borrower, Communications, any Guarantor, or any Restricted Subsidiary; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower, Communications, any Guarantor, or any Restricted Subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower, Communications, any of their respective Subsidiaries, or any Guarantor shall by any act or failure to act indicate its consent to, approval of, or acquiescence in any of the foregoing;

          (l) Any event or condition shall exist which could reasonably be expected to cause a material adverse change in the business, operations, properties, or financial positions of Borrower, Communications, any Guarantor, any of their respective Subsidiaries;

          (m) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, Borrower, Communications, any Guarantor, or any Restricted Subsidiary shall have incurred, or in the opinion of Lenders be reasonably likely to incur, liability in excess of $3,000,000 during any consecutive twelve (12) month period;

          (n) Any judgment, writ, warrant, attachment, execution, or similar process which calls for payment or presents liability in excess of $3,000,000 shall be rendered, issued, or levied against Borrower, Communications, any Guarantor, any Restricted Subsidiary, or any

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                                      69              RESTATED CREDIT AGREEMENT
     of their respective property, and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied, or fully bonded within sixty (60) days after its issuance or levy;

          (o) The payment (including, without limitation, any payment by any Company or Guarantor in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Company or Guarantor of any amount of the Communications Bond Debt, any Subordinated Debt, any Exchange Debenture, or the Preferred Stock in a manner or at a time during which such payment is not permitted under the terms of the Loan Papers, the Exchange Debenture Indenture, the Certificate of Designation for the Preferred Stock, or under any instrument or document evidencing or creating the Communications Bond Debt or Subordinated Debt, including, without limitation, any subordination provisions set forth therein;

          (p) (i) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured on any date of determination under or with respect to the Communications Bond Debt, the Exchange Debentures, the Preferred Stock, or any agreement creating or evidencing any Subordinated Debt; (ii) the trustee with respect to, or any holder of, the Communications Bond Debt, the Exchange Debentures, the Preferred Stock, or any Subordinated Debt shall effectively declare all or any portion of that Indebtedness or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) the Subordinated Debt, the Communications Bond Debt, or Indebtedness or Obligations under the Exchange Debentures or the Preferred Stock becomes due before its stated maturity by acceleration of the maturity thereof; or

          (q) If an event shall occur, including, without limitation, a "CHANGE IN CONTROL" as defined in any documents evidencing or creating the Communications Bond Debt, the Exchange Debentures, or the Preferred Stock, or any agreement evidencing or creating the Subordinated Debt, and (i) the trustee or the holders of any such Indebtedness or obligation shall initiate notice to request or require (or any Company or Guarantor shall automatically be so required) to redeem or repurchase such Indebtedness or obligation, or (ii) any Company or Guarantor shall initiate notice to holders of the Subordinated Debt or the holders of any Communications Bond Debt, Preferred Stock, or Exchange Debentures, in connection with a redemption of any Indebtedness or obligation arising under such agreements or instruments.

     12.2 REMEDIES. Upon the happening of any Event of Default and at any time thereafter so long as such Event of Default has not been waived or cured, at the election of Required Lenders and by notice by Administrative Agent to Borrower (except if an Event of Default described in SECTION 12.1(k) shall occur, in which case acceleration shall occur automatically without notice), Required Lenders may (a) terminate the commitment, and/or (b) declare the entire unpaid balance, principal, interest, and fees, of all indebtedness of Borrower to Lenders, hereunder or otherwise, to be immediately due and payable. Upon a declaration of acceleration, the Commitment shall immediately and automatically terminate, Lenders shall have no further obligation to make any Advances, and the immediate right to enforce or realize on any Collateral in any manner or order they deem expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any documents delivered in connection herewith,

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

Lenders shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

     12.3 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Collateral Agent, any Co-Agent, any Managing Agent, any Agent, or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Company or Guarantor, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT of 1934 (as amended), any applicable state LAW, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

SECTION 13  AGREEMENT AMONG LENDERS.

     13.1 ADMINISTRATIVE AGENT.

          (a) Each Lender hereby appoints CoreStates Bank, N.A. (and CoreStates Bank, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of lenders are to be made available to Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate persons requests, demands, approvals, and consents received from Lenders; and (ix) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable law.

          (b) Each Lender hereby appoints NationsBank of TEXAS, N.A., as Syndication Agent, and Toronto Dominion (Texas), Inc., as Documentation Agent (and NationsBank of Texas, N.A. and Toronto Dominion (Texas), Inc. hereby accept such appointments), to take such actions, if any, as are delegated to such Syndication Agent and Documentation Agent, respectively, under the terms of the Loan Papers.

          (c) Agents (in their respective agency capacities) may resign at any time from their respective agent positions under the Loan Papers by giving written notice thereof to Lenders and may be removed as such Agent under the Loan Papers at any time with cause by Required Lenders. Should the initial or any successor Agent ever cease to be a party

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

     hereto or should the initial or any successor Agent ever resign or be removed as Agent, then Required Lenders shall elect the successor Agent from among the Lenders (other than the resigning Agent). If no successor Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Agent's giving of notice of resignation or Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent under the Loan Papers by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the Rights of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations of Agent under the Loan Papers; PROVIDED, THAT the predecessor Administrative Agent shall deliver to its successor Administrative Agent all collateral, documents, and money held by it as Administrative Agent, if any, whereupon such predecessor Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Loan Papers (PROVIDED, HOWEVER, THAT when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER THAT any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

          (d) Each Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as an Agent; the term "LENDER" shall, unless the context otherwise indicates, include Agents; and any resignation, or removal of by any Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agents are not fiduciaries for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Agents have no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Agents in their capacities as Lenders have all Rights of any other Lender.

          (e) Each Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Agents and their respective Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Papers, any present or future offset exercised by any Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of any Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Papers by

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

     reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably.

     13.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent or Syndication Agent in connection with any of the Loan Papers if and to the extent such Agents do not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which such Agents subsequently receive from such other sources.

     13.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

     13.4 DELEGATION OF DUTIES; RELIANCE. Agents may perform any of their respective duties or exercise any of their respective rights under the Loan Papers by or through its Representatives. Agents and their Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal debt owed to such Lender for all purposes until, subject to SECTION 14.2, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     13.5 LIMITATION OF LIABILITY.

          (a) No Agent or any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for

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

     fraud, gross negligence, or willful misconduct; and no Agent or any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

          (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent or any Agent requests instructions from Lenders or required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, Administrative Agent or Agents, as the case may be, shall be entitled (but shall not be required) to refrain (without incurring any liability to any person by so refraining) from such act or action unless and until it has received such instructions. Except where action of required Lenders or all Lenders is required in the Loan Papers, agents may act hereunder in their own discretion without requesting instructions. In no event, however, shall Administrative Agent, any Agent, or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

          (c) Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any participant for, and each lender represents and warrants that it has not relied upon Administrative Agent or any Agent in respect of, (i) the creditworthiness of any Company or Guarantor and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or
     (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company or Guarantor. Each Lender agrees to indemnify Agents and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers (including any of the foregoing arising from the negligence of any Agent), to the extent Agents and their respective Representatives are not reimbursed for such amounts by any Company (PROVIDED THAT, no Agent or any respective Representative of an Agent shall have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

     13.6 DEFAULT; COLLATERAL. Upon the occurrence and continuance of an Event of Default, Lenders agree to promptly confer in order that required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any person

                                                              THIRD AMENDED AND
                                      74              RESTATED CREDIT AGREEMENT
for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders or Lenders, as appropriate, in accordance with the Loan Papers. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

     13.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Managing Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) no Agent, Managing Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender or any other Participant.

     13.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

     13.9 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTIONS 12.1(c) and 12.9 in favor of Borrower, none of the provisions of this SECTION 12 shall inure to the benefit of any Company, any Guarantor, or any other Person other than Lenders; consequently, no Company, no Guarantor, nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender to comply with such provisions.

     13.10 MANAGING AGENTS AND CO-AGENTS. None of the Lenders identified in this Agreement as "MANAGING AGENTS" or "CO-AGENTS" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified "MANAGING AGENTS" or "CO-AGENTS" shall have or be deemed to have any fiduciary relationship with any Lender.

     13.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 14 MISCELLANEOUS.

     14.1 INDEMNIFICATION AND RELEASE PROVISIONS. Borrower and each Guarantor hereby agree to defend Agents and each Lender and their directors, officers, agents, employees, and counsel from, and hold each of them harmless against, any and all losses, liabilities (including, without limitation, settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest, judgments, costs, or expenses, including,

                                                              THIRD AMENDED AND
                                      75              RESTATED CREDIT AGREEMENT
without limitation, reasonable fees and disbursements of counsel, incurred by or asserted against any of them arising out of or in connection with or by reason of this Agreement, the Commitment, the making of the Loan, or any Collateral Security Document, including, without Limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs, or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to Borrower's or any Guarantor's or any Restricted Subsidiary's properties or assets, except, however, to the extent resulting from a Lender's own willful misconduct or gross negligence;
PROVIDED, HOWEVER, that Agents, Lenders, and their respective directors, officers, agents, employees, and counsel shall in no event be liable for any consequential damages. Borrower, Communications, and each Guarantor each hereby release Agents and each Lender and its respective directors, officers, agents, employees, and counsel from any and all claims for loss, damages, costs, or expenses caused or alleged to be caused by any act or omission on the part of any of them, except, however, to the extent any of the foregoing results from a Lender's own wilful misconduct or gross negligence. All obligations provided for in this SECTION 14.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

     14.2 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

          (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT
     (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under any Loan Paper without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or any part of its portion of the Advances and its Note); PROVIDED, HOWEVER, that:

               (i)  each such assignment shall be to an Eligible Assignee;

               (ii) Except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this agreement and the other Loan Papers, any such partial assignment (when aggregated with the amounts of any concurrent assignments by the assigning Lender to the same assignee under either or both of (A) the Revolving Credit agreement dated as of March 25, 1998, among operations, NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT," and lenders party thereto [as the same may hereafter be amended, modified, restated, or supplemented] and (b) the 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, among operations, NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT," and the lenders party thereto [as the same may hereafter be amended, modified, restated, or supplemented]) shall be in an amount at least equal to $5,000,000;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this agreement and the note;

                                                              THIRD AMENDED AND
                                      76              RESTATED CREDIT AGREEMENT

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT G hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue the appropriate Note to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6(d).

          (c)  Administrative Agent shall maintain at its address referred to in
     SECTION 14.8 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Loan owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 14.16, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective percentage interest in the Commitment of the assignor and assignee.

          (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT G hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

          (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant,
     (i) such Lender shall remain a "LENDER" under this Agreement and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Loan for

                                                            THIRD AMENDED AND
                                     77             RESTATED CREDIT AGREEMENT
     all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower And Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no rights under the Loan Papers, other than certain voting rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under
     SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Papers (EXCEPT such releases as are contemplated by this Agreement); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any part of its portions of the Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Any Lender may furnish any information concerning Borrower and each of its Subsidiaries in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

     14.3 BINDING AND GOVERNING LAW. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be governed as to their validity, interpretation, and effect by the laws of the State of Texas.

                                                            THIRD AMENDED AND
                                     78             RESTATED CREDIT AGREEMENT

     14.4 SURVIVAL. All agreements, representations, warranties, and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and, except for SECTIONS 8.10 and 14.1 which provide otherwise, will continue in full force and effect as long as any Indebtedness or other obligation of Borrower to any Lender remains outstanding.

     14.5 NO WAIVER; DELAY. If Lenders or any of them shall waive any power, right, or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon any other Lender or the later occurrence or recurrence of any of events giving rise to such power, right, or remedy with respect to any Lender. No delay by Lenders in the exercise of any power, right, or remedy shall, under any circumstance, constitute or be deemed to be a waiver, express or implied, of the same, and no course of dealing between the parties hereto shall constitute a waiver of Lenders' powers, rights, or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     14.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or any Note, nor any consent to any departure by Borrower or any Guarantor herefrom or therefrom, shall in any case be effective unless the same be in writing and signed by the requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower or Guarantor in any case shall entitle Borrower or any Guarantor to any other or further notice or demand in any similar or other circumstances. Notwithstanding the foregoing, no modification or amendment hereof, consent hereunder, or waiver of Event of Default shall be effective except by written consent of the Required Lenders; PROVIDED, HOWEVER, that the written consent of all Lenders shall be required to
(a) decrease the rate of interest, (b) modify the amount of the Commitment,
(c) change the dates of required payments of interest and fees hereunder or of required Commitment reductions, (d) decrease the principal amount of any payment or Commitment reduction required hereunder; (e) decrease the Commitment fee or Letter of Credit fees, (f) postpone the Final Maturity Date, (g) release any Guarantor (except in connection with the redesignation of a "RESTRICTED SUBSIDIARY" to an "UNRESTRICTED SUBSIDIARY" in accordance with SECTION 8.28) or Collateral except as expressly permitted to be sold or transferred pursuant to
SECTION 9.7(a) hereof or otherwise expressly specified herein, (h) amend the definition of Required Lenders, or (i) modify or waive the provisions of this
SECTION 14.6. Without the consent of such Lender, no Lender's Maximum Principal Amount may be increased. Any amendment or waiver made pursuant to this
SECTION 14.6 shall apply to and bind all of Lenders and any future holder of any Notes.

     14.7 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     14.8 NOTICES. Any notice, request, or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered by hand, by telecopy, or mailed (registered or certified mail) to the parties at their respective addresses or telecopier numbers set forth below or such other addresses or telecopier numbers as may be given by any party to the others in writing:

                                                            THIRD AMENDED AND
                                     79             RESTATED CREDIT AGREEMENT
     if to Borrower:

          Dobson Operating Company
          13439 N. Broadway Extension, Suite 200
          Oklahoma City, Oklahoma 73114
          Attention:  Everett Dobson
          Telecopier:  405-391-8515

     if to Administrative Agent:

          CoreStates Bank, N.A.
          F.C. 1-8-11-28
          1339 Chestnut Street
          Philadelphia, Pennsylvania 19101
          Attention: Tony Parisi
          Telecopier: 215-786-7721

     if to Lenders and Agents:

          to the names, addresses, and telecopier numbers set forth on
          SCHEDULE 2.1 attached hereto.

     14.9 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day; PROVIDED, HOWEVER, that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

     14.10 TIME OF DAY. All time of day restrictions imposed herein shall be calculated using Administrative Agent's local time.

     14.11 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provisions to other persons or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

     14.13 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY
(A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY

                                                            THIRD AMENDED AND
                                     80             RESTATED CREDIT AGREEMENT

LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,
(D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN TEXAS IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the Agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.13 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     14.14 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF BORROWER, EACH GUARANTOR, LENDERS, EACH MANAGING AGENT, AND EACH AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY BORROWER, ANY GUARANTOR, ANY LENDER, AND/OR ADMINISTRATIVE AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, EACH GUARANTOR, MANAGING AGENT, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

                       [REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.]

                                                            THIRD AMENDED AND
                                     81             RESTATED CREDIT AGREEMENT

     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers and trustees, as applicable, have executed this Agreement the day and year first above written.

Attest:                                 DOBSON OPERATING COMPANY


By:                                     By:
   ------------------------------          ------------------------------
   Name:  Stephen Dobson                   Name:  Everett R. Dobson
   Title: Secretary                        Title: President


[CORPORATE SEAL]


                                        CORESTATES BANK, N.A., for itself as
                                        Administrative Agent, as an Agent, and
                                        as a Lender


                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------



                                [EXECUTIONS CONTINUED]

                                                            THIRD AMENDED AND
                                                    RESTATED CREDIT AGREEMENT

                                        Each of the undersigned GUARANTORS
                                        hereby acknowledges that it has reviewed this Credit Agreement and agrees that the representations and covenants contained in SECTIONS 5, 8, 9, and 10 hereof apply to Guarantors:

                                        DOBSON COMMUNICATIONS CORPORATION


                                        By:
                                           ---------------------------------
                                           Name:  Everett R. Dobson
                                           Title: President

                                        DOBSON CELLULAR SYSTEMS, INC.


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        DOBSON CELLULAR OF WOODWARD, INC.

                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        DOBSON CELLULAR OF ENID, INC.


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        DOBSON CELLULAR OF KANSAS/MISSOURI, INC.


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President


                                                            THIRD AMENDED AND
                                                    RESTATED CREDIT AGREEMENT

                                        DOBSON CELLULAR OF MARYLAND, INC.


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        DOBSON CELLULAR OF ARIZONA, INC.


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        TEXAS RSA NO. 2 LIMITED PARTNERSHIP

                                        By:  Dobson Cellular Systems, Inc.,
                                                  Its Managing General Partner


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        OKLAHOMA RSA 5 LIMITED PARTNERSHIP

                                        By:  Dobson Cellular Systems, Inc.,
                                                  Its Managing General Partner


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                        OKLAHOMA RSA 7 LIMITED PARTNERSHIP

                                        By:  Dobson Cellular Systems, Inc.,
                                                  Its Managing General Partner


                                        By:
                                           ---------------------------------
                                           Name:  G. Edward Evans
                                           Title: President

                                                            THIRD AMENDED AND
                                                    RESTATED CREDIT AGREEMENT

                                        DOBSON CELLULAR SUBSIDIARY COMPANY


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                        ASSOCIATED TELECOMMUNICATIONS &
                                        TECHNOLOGIES, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                        DOBSON CELLULAR OF SOUTHERN
                                        CALIFORNIA, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                                            THIRD AMENDED AND
                                                   RESTATED CREDIT AGREEMENT